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Exhibit (a)(1)(a)

[THIS OFFER HAS NOT COMMENCED]

INTERNATIONAL RECTIFIER CORPORATION

OFFER TO EXCHANGE
CERTAIN OUTSTANDING OPTIONS
FOR NEW OPTIONS

This document constitutes part of the prospectus relating to the International Rectifier Corporation 2000 Incentive Plan, covering securities that have been registered under the Securities Act of 1933, as amended.

[January 28, 2005]

[THIS OFFER HAS NOT COMMENCED]

INTERNATIONAL RECTIFIER CORPORATION

Offer to Exchange Certain Outstanding Options for New Options

The offer and withdrawal rights will expire at 5:00 p.m., Eastern Time, on
[February 22, 2005], unless we extend the offer.

        We are offering you the opportunity to exchange certain outstanding options for new options. Any outstanding option with an exercise price equal to or greater than $40.00 per share, that was granted under our stock option plans is eligible to be exchanged in this offer. The new options will be granted at least six months and one day after the cancellation of the exchanged options. We expect the new options to be granted no earlier than [August 24, 2005]. Participation in the offer is voluntary. To participate in the offer, you must properly tender your options prior to 5:00 p.m., Eastern Time, on [February 22, 2005], unless we extend the period of time the offer is open. Our stock option plans under which the eligible options are granted are our 2000 Incentive Plan, as amended and restated, our 1997 Employee Stock Incentive and our Amended and Restated Stock Incentive Plan of 1992. We are making this offer upon the terms and subject to the conditions described in this offer to exchange.

        The following summarizes the principal terms of the exchange offer:

  •
  Eligible participants.    The offer is open to all of our existing employees and the employees of our subsidiaries who live and work in the United States of America, except our executive officers and directors and any employee who was granted an option by International Rectifier on or after [July 27, 2004].

  •
  Offering period.    The offer will end at 5:00 p.m., Eastern Time, on [February 22, 2005], unless we extend the offer. We refer to the date and time this offer ends as the expiration date.

  •
  Tender of options.    You may voluntarily decide if you should exchange your options. If you elect to exchange your options, you may elect to tender some or all of your eligible options. If you do not participate in this offer, you will retain your existing options, without any change.

  •
  Cancellation of exchanged options.    The options that are properly tendered and not validly withdrawn will be cancelled on the first U.S. business day after the expiration date. We refer to this date as the cancellation date. We expect the cancellation date to be [February 23, 2005], unless we extend the offer.

  •
  Grant of new options.    We will grant the new options on the first U.S. business day that is at least six months and one day after the date on which we cancel the exchanged options. We refer to this date as the new option grant date. We expect the new option grant date to be [August 24, 2005], unless we extend the offer.

  •
  Withdrawal of elections.    You may change your mind after you have tendered options and withdraw some or all tendered options from the offer at any time before the expiration date. However, you will be bound by the last properly submitted election form we receive prior to the expiration date in all cases, except that if you choose to withdraw all your tendered options, you will be bound by the last properly submitted withdrawal form.

  •
  Terms of new options.    The new options will be granted under and governed by the terms and conditions of the 2000 Incentive Plan, irrespective of the option plan under which your cancelled options were granted. All new options will be granted as nonqualified stock options.

  •
  Exchange ratios.    The number of shares underlying the new options will be determined by the following exchange ratios:

Exercise Price of the Exchanged Option	Ratio of Shares Covered by the Exchanged Option to Shares Covered by the New Option
$40.00 - $48.00	1.50 : 1.00
$48.01 -$56.00	1.75 : 1.00
$56.01 and over	2.00 : 1.00
  •
  Exercise price.    All new options will be granted with an exercise price equal to the closing price of our common stock as reported on the New York Stock Exchange on the new option grant date.

  •
  Vesting.    The new options will be subject to a new vesting schedule, regardless of whether the exchanged options were fully or partially vested. The new options will vest in three equal annual installments, one-third on each of the first, second and third anniversaries of the new option grant date. No portion of the new options will be vested on the new option grant date. Vesting on any date is subject to your continued employment with us through each relevant vesting date.

  •
  Term.    The new options will have a term of five years, regardless of the remaining term of the exchanged options.

  •
  Termination of employment.    If your employment is terminated for any reason, whether voluntarily or involuntarily, after your tendered options are cancelled and before the new options are granted, you will not receive a grant of new options, the return of your cancelled options or any other consideration or payment for your cancelled options.

        Although our board of directors has approved the offer, neither we nor our board of directors makes any recommendation as to whether you should participate in the offer. You must make your own decision. We cannot guarantee that the new options will have a lower exercise price than the exchanged options.

        Our common stock is traded on the New York Stock Exchange under the symbol "IRF." On January 6, 2005, the closing price of our common stock as reported by the New York Stock Exchange was $39.22. You should obtain current market quotations for our common stock before deciding whether to tender any of your eligible options.

        See "Risks of Participating in the Offer" beginning on page 11 for a discussion of certain risks that you should consider before tendering any of your eligible options.

        You should direct questions about the offer or requests for assistance to a Customer Service Representative at Mellon Investor Services, Monday through Friday between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller).

        This offer is not conditioned upon a minimum aggregate number of eligible options being tendered for exchange. This offer is subject to the terms and conditions set forth in this offer to exchange. If any of these conditions are not satisfied at any time on or after the date this offer begins, and before the expiration date, we may terminate the exchange offer prior to the expiration date and will not be obligated to accept and exchange any properly tendered eligible options. Prior to the expiration date of the exchange offer, we reserve the right to amend the exchange offer for any reason.

        This offer has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the fairness or merits of the offer or upon the accuracy or adequacy of the information contained in this offer to exchange. Any representation to the contrary is a criminal offense.

IMPORTANT

        If you wish to tender any of your eligible options for exchange, you must complete and sign the attached election form in accordance with its instructions, and deliver it by mail or overnight courier to the mailing address below. Delivery by electronic mail will not be accepted. We must receive all of the required documents by 5:00 p.m., Eastern Time, on [February 22, 2005], unless we extend the offer. Late forms will not be accepted—no exceptions.

By Mail:	By Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3308 South Hackensack, NJ 07606 USA	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop—Reorg, Ridgefield Park, NJ 07660 USA

        The decision to participate in the offer is an individual one that should be based on a variety of factors. You should consult with your own personal advisors if you have any questions about your financial or tax situation. We have not authorized any person to make any recommendation on our behalf as to whether you should participate in the offer.

        We are not making this offer to, nor will we accept any tender of options from or on behalf of, option holders in any jurisdiction in which the offer or the acceptance of any tender of options would not be in compliance with the laws of, or the rules of any regulatory authority in, such jurisdiction. However, we may, in our sole discretion, take any actions necessary for us to make this offer to option holders in any such jurisdiction.

        You should rely only on the information contained in this document or any other document to which we have referred you. We have not authorized anyone to give you any information or to make any representation in connection with this offer other than the information and representations contained in this document or any other document to which we have referred you. If any other person makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

        You should not assume that the information provided in this document is accurate as of any date other than the date of this offer to exchange. This document summarizes various documents and information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.

SUMMARY TERM SHEET

        The following are answers to some of the questions that you may have about this offer. We urge you to read carefully the remainder of this offer to exchange because the information in this summary is not complete, and additional important information is contained in the remainder of this offer to exchange. We have included section references to the sections under "The Offer" where you can find a more complete description of the topics in this summary.

General Questions About The Offer

Q1.
What is the offer?

A1.
The exchange offer is a voluntary opportunity for eligible option holders to exchange outstanding options to purchase our common stock with exercise prices equal to or greater than $40.00 per share for new options to purchase a fewer number of shares than the exchanged options. We will grant the new options at least six months and one day after the cancellation of the exchanged options. We expect to cancel the options accepted for exchange on [February 23, 2005] and to grant the new options no earlier than [August 24, 2005]. The new options will have an exercise price equal to the closing price of our common stock as reported on The New York Stock Exchange on the new option grant date. We cannot guarantee that the new options will have a lower exercise price than the exchanged options.

Q2.
Why are you making the offer?

A2.
We believe that granting stock options motivates our employees to perform at high levels, provides an effective means of recognizing employee contributions to our success and provides eligible employees a valuable incentive to stay with us. Some of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our common stock. These options are commonly referred to as being "underwater." By making this offer to exchange eligible options for new options that will have an exercise price equal to the closing price of our common stock as reported on The New York Stock Exchange on the new option grant date, we intend to provide eligible employees with the benefit of owning options that over time may have a greater potential to increase in value. We believe this will create better performance incentives for eligible employees and, as a result, maximize stockholder value. (See Section 3)

Q3.
What are some of the most significant risks and consequences of participating in this exchange offer?

A3.
Participation in this exchange offer involves a number of risks and consequences, including the following:

  •
  The new options will be exercisable for fewer shares than the options you exchange.

  •
  If your employment is terminated for any reason, whether voluntarily or involuntarily, after your tendered options are cancelled and before the new options are granted, you will not receive a grant of new options, the return of your cancelled options or any other consideration or payment for your cancelled options.

  •
  The new options will vest in three equal annual installments, one-third on each of the first, second and third anniversaries of the new option grant date. This means that all new options will be unvested at the time of grant, regardless of whether the exchanged options were partially or wholly vested. Vesting on any date is subject to your continued employment with us through each relevant vesting date.

    •
    The new options will have a term of five years, regardless of the remaining term of the exchanged options. Therefore, the new options may expire sooner than the options you exchange.

    •
    You will not receive any additional options until the new options are granted, which we expect will not be before [August 24, 2005].

    •
    If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might have been worth more than the new options that you have received in exchange since your cancelled options may have had a lower exercise price than your new options.

    •
    You may lose all your eligible options and not receive any new options if International Rectifier effects certain mergers or similar transactions after your tendered options are cancelled. We are not currently in discussions regarding a merger or similar transaction that would have that effect.

See "Risks of Participating in the Offer" beginning on page 11 for a more detailed discussion of certain risks that you should consider before tendering any of your eligible options.

Q4.
What securities are you offering to exchange?

A4.
We are offering to exchange outstanding, unexercised options to purchase shares of our common stock held by eligible employees, that have an exercise price equal to or greater than $40.00 per share, and that were granted under our 2000 Incentive Plan, as amended and restated, our 1997 Employee Stock Incentive Plan and our Amended and Restated Stock Incentive Plan of 1992. We are not accepting options with exercise prices less than $40.00 per share. This is required for us to avoid potentially unfavorable financial accounting treatment for this offer. (See Section 2)

In exchange, we will grant new options under the 2000 Incentive Plan. Because you may be granted new options under a stock plan which is different from the plan under which your exchanged options were granted, the terms of any new options you receive may be different from the terms of the options you exchange. As a result, we urge you to carefully review Section 9 of this offer to exchange for a discussion of the terms of the 2000 Incentive Plan.

Q5.
How can I find out details of my outstanding stock options that are eligible for the offer?

A5.
We will provide you with an e-mail or written communication setting forth the details of your outstanding stock options. In addition, you may contact a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller, for further information about your eligible options.

Q6.
Are you making any recommendation as to whether I should exchange my eligible options?

A6.
No. We are not making any recommendation as to whether you should accept the offer to exchange any of your options. You must make your own decision as to whether or not to accept the offer. For questions regarding personal tax or other implications of participating in this offer or other investment-related questions, you should talk to your own legal counsel, accountant and/or financial advisor. (See Section 3)

Q7.
What are the conditions to the offer?

A7.
Participation in the exchange offer is completely voluntary. The completion of the exchange offer is subject to a number of customary conditions that are described in Section 7 of this offer to exchange. If any of these conditions are not satisfied at any time on or after the date this offer begins, and before the expiration date, we may terminate the exchange offer prior to the expiration date and will not be obligated to accept and exchange any properly tendered eligible options. Prior to the expiration date of the exchange offer, we reserve the right to amend the exchange offer for any reason. (See Section 7)

Q8.
Are there circumstances under which I would not be granted new options?

A8.
Yes. If, for any reason, you are no longer an employee of International Rectifier or one of our subsidiaries on the new option grant date, you will not receive any new options. Your employment with International Rectifier or one of our subsidiaries will remain "at-will" regardless of your participation in the offer and can be terminated by you or us at any time, with or without cause or notice. (See Section 1)

Moreover, even if we cancel any options tendered by you, we will not grant new options to you if we are prohibited from doing so by applicable law. For example, we could become prohibited from granting new options as a result of changes in Securities and Exchange Commission ("SEC") rules, regulations or policies, The New York Stock Exchange listing requirements. We do not anticipate any such prohibitions at this time. (See Section 13)

Q9.
What if you enter into a merger of similar transaction before my new options are granted?

A9.
It is possible that we might effect a merger or similar transaction after we cancel your eligible options tendered by you but before we grant you new options. Under our 2000 Incentive Plan, as amended and restated, our 1997 Employee Stock Incentive Plan or our Amended and Restated Stock Incentive Plan of 1992, and the standard form of option agreements under such plans, if we enter into certain mergers or similar transactions, your eligible options may become immediately exercisable. Under such plans if they are not exercised or settled prior to such merger or similar transaction, or assumed by our acquiror or successor, these options may be terminated. Therefore if you choose not to tender your eligible options, your options may be terminated if not exercised upon acceleration.

On the other hand, if you tender your eligible options and our acquiror or successor pursuant to such merger or similar transaction does not assume the obligation to grant you new options, offer you participation in a stock option plan or enter into an individual stock option agreement with you, you will not receive any new options while having lost all your rights under your cancelled options. In addition, in the event of an acquisition of International Rectifier for stock of the acquiring entity, you might receive new options to purchase shares of a different company. We are not currently in discussions regarding a merger or similar transaction that would have such effect. (See Section 9)

Finally, if another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all of our employees before the new option grant date. Termination of your employment for this or any other reason before the new options are granted means that you will not receive any new options, the return of your cancelled options or any other consideration or payment for your cancelled options. (See Section 9)

Q10.
When does this offer end?

A10.
This offer ends at 5:00 p.m., Eastern Time, on [February 22, 2005]. We refer to this date and time as the expiration date. If we extend the offer, the term expiration date will refer to the time and date at which the extended offer expires. (See Section 2)

Q11.
Can the offer be extended, and if so, how will you notify me if the offer is extended?

A11.
The offer expires at 5:00 p.m., Eastern Time, on [February 22, 2005], unless we extend it. We may, in our discretion, extend the offer at any time, but we do not currently expect to do so. If we extend the offer, we will issue a press release or other public announcement disclosing the extension no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration date of the offer. (See Sections 2 and 16)

Q12.
When will the options I elect to exchange be cancelled?

A12.
The options you elect to exchange will be cancelled on the first business day following the expiration date of this offer. We refer to this date as the cancellation date. If we do not extend the offer, the cancellation date will be [February 23, 2005]. (Section 6)

Q13.
What evidence will I receive of your obligation to grant me new options on the new option grant date?

A13.
We will send you a promise to grant stock options promptly after the date on which we accept and cancel the options you tender for exchange. The promise to grant stock options represents our commitment to grant you a new option on the new option grant date, provided that you remain employed by International Rectifier or one of our subsidiaries or a successor entity through the new option grant date. If you do not receive a promise to grant stock options within fifteen (15) business days after the expiration date, please contact a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller. (See Section 6)

Eligibility

Q14.
Who is eligible to participate?

A14.
You are eligible to participate in the exchange offer only if you are an employee of International Rectifier or one of our subsidiaries as of the date of this offer, who lives and works in the United States of America, and you remain an employee of International Rectifier or one of our subsidiaries through the cancellation date. If we do not extend the offer, we expect the cancellation date to be [February 23, 2005]. You are not eligible to participate if you have received notice of termination of employment from us, or if you have given notice of termination of employment to us, prior to the cancellation date. You are also not eligible to participate in the exchange offer if you were granted an option by International Rectifier on or after [July 27, 2004]. This is required for us to avoid potentially unfavorable accounting treatment. Members of our board of directors and our executive officers, as listed on Schedule A to this offer to exchange, are not eligible to participate in the offer. (See Section 1)

To receive a new option, you must remain an employee of International Rectifier or one of our subsidiaries or a successor entity through the date on which the new options are granted, which generally will be the first business day that is at least six months and one day after the cancellation date. We refer to this date as the new option grant date. If we do not extend the offer, the new option grant date will be [August 24, 2005].

Q15.
Are employees outside of the United States of America eligible to participate?

A15.
No. Only employees of International Rectifier or one of our subsidiaries who live and work in the United States are eligible to participate. (See Section 1)

Q16.
Are there any eligibility requirements that I must satisfy after the expiration date to receive the new options?

A16.
To receive a grant of new options, you must be employed by us or one of our subsidiaries through the new option grant date. (See Section 1)

As discussed below, we will grant your new options to you on the first business day that is at least six months and one day after the cancellation date. We expect that the new option grant date will be [August 24, 2005]. If, for any reason, you do not remain employed by International Rectifier or one of our subsidiaries or a successor entity through the new option grant date, you will not receive a grant of new options, the return of your cancelled options or any other consideration or payment for your cancelled options. Your employment with International Rectifier or one of our subsidiaries remains "at will" and can be terminated by you or International Rectifier or one of our subsidiaries at any time, with or without cause or notice. (See Section 1)

Q17.
If I elect to exchange options in the offer, will I be eligible to receive other option grants before I receive my new options in the offer?

A17.
No. If you accept the offer, you cannot receive any other option grants before you receive your new options in the offer. We will defer granting you any other options to avoid incurring compensation expense against our earnings because of accounting rules that could apply to these interim option grants. (See Section 6)

Q18.
If I do not participate in this offer, will I be eligible to receive any option grants between now and the new option grant date?

A18.
Yes. If you do not participate in this offer, you may still receive any options we grant between now and the new option grant date. (See Section 6)

Specific Questions About The Cancelled Options

Q19.
Will I be required to give up all of my rights under the cancelled options?

A19.
Yes. Once we have accepted the options that you tender for exchange, these options will be cancelled and you will no longer have any rights under these options. We reserve the right to reject any options tendered for exchange that we determine are not eligible or that we determine are unlawful to accept or if we determine that the election form is not properly completed or signed in accordance with its instructions. We intend to cancel all options accepted for exchange on the cancellation date, which is the first business day following the expiration of the offer. If we do not extend the exchange offer, we expect the cancellation date to be [February 23, 2005]. (See Section 6)

Q20.
If I elect to exchange an eligible option, do I have to give up my right to purchase all of the shares covered by that option?

A20.
Yes. We are not accepting partial tenders of options. You may elect to exchange one or more of your option grants, but you must elect to give up your right to purchase all of the unexercised shares subject to an option granted on the same date. However, you may elect to exchange the remaining portion of any option that you have partially exercised. For example, if you hold an eligible option granted on January 10, 2002, to purchase 1,000 shares, 700 of which you have already exercised, you may elect to exchange this option covering 300 remaining unexercised shares.

You may not, for example, elect to exchange this option with respect to only 150 shares, or any other partial amount. (See Section 2)

Q21.
What happens to options that I choose not to exchange or that are not accepted for exchange?

A21.
Options that you choose not to exchange or that we do not accept for exchange retain their current exercise price and vesting schedule and will remain outstanding until they are exercised in full or expire by their terms. (See Section 6)

Q22.
Can I continue to exercise my vested eligible options between the date hereof and the expiration date of the offer, which is currently scheduled for 5:00 p.m., Eastern Time, on [February 22, 2005]?

A22.
Yes. You can exercise vested eligible options during this period. However, eligible options that you exercise during this period will no longer be outstanding and will not be available for cancellation and exchange in the exchange offer.

Specific Questions About The New Options

Q23.
How many new options will I receive in exchange for the options that I elect to exchange?

A23.
You will receive one new option for every current eligible option exchanged but the number of shares underlying the new options will depend on the exercise price of your exchanged option as follows:

Exercise Price of the Exchanged Option	Ratio of Shares Covered by the Exchanged Option to Shares Covered by the New Option
$40.00 - $48.00	1.50 : 1.00
$48.01 - $56.00	1.75 : 1.00
$56.01 and over	2.00 : 1.00

Fractional shares will be rounded up to the nearest whole share on a grant-by-grant basis. The number of new option shares that you receive will also be subject to adjustment for any stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date. (See Section 2)

      Example:

If you were to tender an eligible option covering 15,000 shares of common stock with an exercise price of $45.00 per share, the eligible option would be cancelled and you would be granted a new option covering 10,000 shares of common stock. If, on the other hand, your option had an exercise price of $58.00 per share, you would be granted an option covering 7,500 shares of common stock.

Q24.
What will the exercise price of the new options be?

A24.
The exercise price per share of the new options will be the closing price for our common stock as reported on The New York Stock Exchange on the new option grant date. We expect the new option grant date to be [August 24, 2005], unless we extend the offer.

We cannot predict the exercise price of the new options. Because we will grant the new options on the first business day that is at least six months and one day after the date on which we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of the exchanged options. We have to grant the new options at least six months and one day after the cancellation date of the exchanged options in order to avoid potentially unfavorable financial accounting treatment. (See Section 9 and Section 12)

Q25.
When will the new options vest?

A25.
Each new option will have a new vesting schedule, regardless of whether the exchanged options were fully or partially vested. The new options will vest in three equal annual installments, one-third on each of the first, second and third anniversaries of the new option grant date. This means that all new options will be unvested at the time of grant, regardless of whether the exchanged options were partially or wholly vested. Vesting on any date is subject to your continued employment with us through each relevant vesting date. (See Section 9)

Q26.
Why isn't the exchange ratio simply one-for-one?

A26.
We believe that the structure of the offer, including an exchange ratio that is less than one-for-one, strikes a balance between the interests of the employees and the interests of the stockholders of International Rectifier by attempting to minimize the future dilutive impact of our ongoing stock option programs and recognizes the difference between the value of the cancelled options with an exercise price equal to or in excess of $40.00 and the value of the new options with a potentially lower exercise price. (See Section 3)

Q27.
When will I receive my new options?

A27.
We will grant the new options on the new option grant date. The new option grant date will be the first business day that is at least six months and one day after the date on which we cancel the options accepted for exchange. We will not grant the new options before the new option grant date. If we do not extend the offer, the cancellation date will be [February 23, 2005], and the new options will be granted on [August 24, 2005]. (See Section 6)

Q28.
Why won't I receive my new options immediately after the expiration date of the offer?

A28.
The published guidance of the Financial Accounting Standards Board of the United States of America ("FASB") requires that, for any employee who accepts this offer, all options granted six months after the cancellation of the tendered options be subject to scrutiny as to whether the new grants are in effect a repricing of the cancelled options which would be subject to variable accounting. This means that we would be required to record a charge against earnings with respect to any future appreciation of our common stock above the exercise price at each period until the options are exercised, cancelled or expire. (See Section 12)

Q29.
Is this a repricing?

A29.
No. The FASB has indicated that options granted after six months and one day generally do not evidence repricing options. (See Section 12)

Q30.
Why can't you just grant me additional options?

A30.
Because of the large number of underwater options outstanding, granting additional options covering the same aggregate number of shares of common stock as the outstanding eligible options could have a negative and/or dilutive impact on our stockholders. (See Section 3)

Q31.
Will I have to pay taxes if I exchange my options in the offer?

A31.
If you exchange any of your eligible options for new options and are a citizen or resident of the United States of America, you should not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange. On the new option grant date, you will not be required under current law to recognize income for U.S. federal income tax purposes. (See Section 14)

For all employees, we recommend that you consult with your own tax advisor to determine the personal tax consequences to you of participating in the exchange offer. If you are a tax resident, or subject to the tax laws, of more than one country, you should be aware that there may be other tax consequences which may apply to you.

Q32.
Will my new options be incentive stock options or nonqualified stock options for U.S. federal income tax purposes?

A32.
The new options granted in exchange for your eligible options will continue to be nonqualified stock options for purposes of U.S. federal income tax law.

We recommend that you read the tax discussion in this offer to exchange and discuss the personal tax consequences of nonqualified stock options with your own tax advisor. (See Sections 9 and 14)

Q33.
When will my new options expire?

A33.
Your new options will expire five years from the new option grant date. However, if your employment with International Rectifier or one of our subsidiaries terminates for any reason, whether voluntarily or involuntarily, prior to the expiration of your new options, the new options will terminate at that time in accordance with their terms. (Section 9)

Q34.
After the new options are granted, what happens if my new options end up out-of-the-money again?

A34.
We are conducting the offer at this time due to current stock market conditions that have affected many companies in the semiconductor industry. Therefore, the offer is a one-time offer and is not expected to be offered again in the future. Your new options will have a five year term. During this new term, the price of our common stock may fluctuate and your new options may be "out-of-the-money" for some or all of its term. We can provide no assurance that the price of our common stock at any time in the future will be greater than the exercise price of the new options.

Procedures For Participating In The Offer

Q35.
How do I participate in this offer?

A35.
If you choose to participate in this offer, you must do the following before 5:00 p.m., Eastern Time, on [February 22, 2005]:

1.
Properly complete and sign the attached election form in accordance with its instructions.

2.
Deliver the completed and signed election form by mail or overnight courier to the mailing address below. Delivery by electronic mail will not be accepted.

By Mail:	By Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3308 South Hackensack, NJ 07606 USA	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop—Reorg, Ridgefield Park, NJ 07660 USA

To help you recall your outstanding option grants that have an exercise price equal to or greater than $40.00, we will distribute to you a summary of your applicable outstanding stock options by e-mail or written communication.

This is a one-time offer, and we will strictly enforce the election period. We reserve the right to reject any options tendered for exchange that we determine are not eligible or that we determine are unlawful to accept or if we determine that the election form is not properly completed or signed in accordance with its instructions. Subject to the terms and conditions of this offer, we will accept all properly tendered options promptly after the expiration of this offer. (See Section 4)

We may extend this offer. If we extend this offer, we will issue a press release, email or other communication disclosing the extension no later than 9:00 a.m., Eastern Time, on the next business day following the previously scheduled expiration date.

The method of delivery of all documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. It is your responsibility to ensure that we have received your election form and/or any withdrawal form by contacting a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller).

Q36.
How do you determine whether an option has been properly tendered?

A36.
We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of any options tendered. Our determination of these matters will be final and binding on all persons. We reserve the right to reject any election form, or any options tendered for exchange, that we determine are not eligible, not in appropriate form or are unlawful to accept. Otherwise, we will accept all properly tendered options that are not validly withdrawn, subject to the terms of this offer. We also reserve the right to waive any of the conditions of the offer or any defect or irregularity in any tender of any particular options or for any particular option holder; provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured or waived by us. We have no obligation to give notice of any defects or irregularities in any tender, and we will not incur any liability for failure to give any notice. (See Section 4)

Q37.
Can I change my mind and withdraw from this offer?

A37.
Yes. You may change your mind after you have submitted an election form and withdraw from the offer at any time before the expiration date. If we extend the expiration date, you may withdraw your election at any time until the extended offer expires. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive prior to the expiration date in all cases, except that if you choose to withdraw all your tendered options, you will be bound by the last properly submitted withdrawal form. (See Section 5)

Q38.
How do I withdraw my election?

A38.
To withdraw your election, you must do the following before the expiration date:

1.
Properly complete and sign the attached withdrawal form in accordance with its instructions.

  2.
  Deliver the completed and signed withdrawal form by mail or overnight courier to the mailing address below. Delivery by electronic mail will not be accepted. (See Section 5)

By Mail:	By Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3308 South Hackensack, NJ 07606 USA	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop—Reorg, Ridgefield Park, NJ 07660 USA

If you choose to withdraw all your tendered options, you only need to submit a withdrawal form withdrawing all your options. However if you choose to withdraw only some of your options, you need to re-submit a new election form listing the eligible options you wish to tender. You may change your mind as many times as you like, but unless you withdraw all your eligible options, you will need to re-submit a new election form listing the eligible options you wish to tender. You will be bound by the last properly submitted election form we receive prior to the expiration date in all cases, except that if you choose to withdraw all your tendered options, you will be bound by the last properly submitted withdrawal form.

Q39.
What if I withdraw my election and then decide again that I want to participate in this offer?

A39.
If you have withdrawn your election to participate and then decide again that you would like to participate in this offer, you may re-elect to participate by submitting a new properly completed election form before the expiration date that is signed and dated after the date of your withdrawal form. (See Question and Answer 35 and Section 5)

Q40.
Can I change my mind about which options I want to exchange?

A40.
Yes. You may change your mind after you have submitted an election form and change the options you elect to exchange at any time before the expiration date. If we extend the expiration date, you may change your election at any time until the extended offer expires. You may elect to exchange additional options, or you may choose to exchange fewer options. You may change your mind as many times as you wish, but you will be bound by the last properly submitted election form we receive before the expiration date in all cases, except that if you choose to withdraw all your tendered options, you will be bound by the last properly submitted withdrawal form. Please be sure that any new election form you submit if you choose to withdraw only some of your options, includes all the options you wish to exchange and is clearly dated after your last-submitted election form. (See Section 5)

Q41.
If I choose not to accept the offer, what do I have to do?

A42.
Nothing, you do not have to file or deliver any forms if you choose to keep your eligible options and not participate in the offer.

Q42.
Who can I talk to if I have questions about the offer, or if you need additional copies of the offer documents?

For additional information or assistance, you should contact a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller).

The option exchange offer documents are also available online at www.irf.com. and the SEC's website at www.sec.gov. (See Section 10)

RISKS OF PARTICIPATING IN THE OFFER

        Participation in the offer involves a number of potential risks, including those described below. You should carefully consider these risks, and you are encouraged to speak with an investment and tax advisor as necessary before deciding to participate in the offer. In addition, we strongly urge you to read Section 14 of this offer to exchange, which discusses the tax consequences of the offer in the United States of America, as well as the rest of this offer to exchange for a more in-depth discussion of the risks that may apply to you before deciding to participate in the exchange offer.

        Further, this offer to exchange and our SEC reports listed under Section 17 include "forward-looking statements." When used in this offer to exchange, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to us are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our products and services or the markets in which we operate and similar matters are forward-looking statements, and are dependent upon certain risks and uncertainties, including the factors described below.

        The following discussion should be read in conjunction with our summary financial information attached as Schedule B and the financial statements and notes to the financial statements, as well as Management's Discussion and Analysis of Financial Condition and Results of Operations, contained in our most recent Form 10-K and Form 10-Q reports filed with the SEC and listed in Section 17. We caution you not to place undue reliance on the forward-looking statements contained in this offer to exchange or our SEC reports, which speak only as of the date hereof.

Economic Risks

If the price of our common stock increases after the date on which your options are cancelled, your cancelled options might have been worth more than the new options that you will receive in exchange.

        For example, if you cancel options with an exercise price of $40.00 per share, and the price of our common stock increases to $45.00 per share when the new options are granted, your new option will have a higher exercise price, and will entitle you to purchase fewer shares, than the cancelled options.

If we effect a merger or a similar transaction, you may lose all your eligible options and not receive any new options.

        If you choose to participate in the offer, it is possible that we might effect a merger or similar transaction after we cancel your eligible options but before we grant you new options. If our acquiror or successor pursuant to such merger or similar transaction does not assume the obligation to grant you new options, offer you participation in a stock option plan or enter into an individual stock option agreement with you, you will not receive any new options while having lost all your rights under your cancelled options. In addition, in the event of an acquisition of International Rectifier for stock of the acquiring entity, you might receive new options to purchase shares of a different company. While we are not currently in discussions regarding a merger of similar transaction, it is possible that we could commence discussions during the six month and one day period preceding the new option grant date.

If your employment terminates for any reason before we grant the new options, you will not receive a new option and none of your cancelled options will be returned to you.

        Once we cancel the options that you elect to exchange, all of your rights under those options terminate. Accordingly, if your employment with us terminates for any reason, including but not limited to, voluntary termination, involuntary termination, death, total and permanent disability, retirement, a reduction-in-force or another company acquiring us, before the grant of the new options, you will not receive a grant of new options, the return of your cancelled options or any other consideration or payment for your cancelled options.

        Our operating results depend on the health of general economic conditions, including the level of capital spending. If current economic conditions in the United States of America remain stagnant or worsen, or if a global economic slowdown occurs, we may experience a material adverse effect on our business, operating results and financial condition, and may undertake various measures to reduce our operating expenses, including a reduction-in-force. Should your employment be terminated as part of any reduction-in-force, you will not receive a grant of new options, the return of your cancelled options or any other consideration or payment for your cancelled options.

        If another company acquires us, that company may, as part of the transaction or otherwise, decide to terminate some or all our employees before the new option grant date. If your employment terminates for this or any other reason before the new option grant date you will not receive a grant of new options, the return of your cancelled options or any other consideration or payment for your cancelled options.

If your employment terminates for any reason before your new options vest, you will not receive any value from your new options.

        All new options will be unvested at the time of grant, regardless of whether the options that were cancelled were partially or wholly vested. The new options will vest in three equal annual installments, one-third on each of the first, second and third anniversaries of the new option grant date. Therefore, no portion of your new options will be vested until one year after the new option grant date. If you do not remain an employee through the date your new options first vest, you will not be able to exercise any portion of your new options. Instead, your new options will expire upon your termination in accordance with their terms. As a result, you may receive no value from your new options. Vesting on any date is subject to your continued employment with us through each relevant vesting date.

Tax Related Risks for U.S. Tax Residents

If you elect to participate in the offer, you should consider the tax consequences.

        The new option grants will be treated as nonqualified stock options under the U.S. federal income tax laws. The grant of the new options is not a taxable event under current U.S. tax law, and you will not recognize any income for U.S. federal income tax purposes at that time.

        When you exercise a nonqualified stock option, you will recognize taxable income for U.S. federal income tax purposes equal to the excess of (i) the fair market value of the purchased shares at the time of exercise over (ii) the exercise price paid for those shares, and you must satisfy the applicable withholding taxes with respect to such income. The subsequent sale of the shares you acquire from the exercise of your nonqualified stock option will give rise to capital gain to the extent the amount you realize upon the sale of the shares exceeds their fair market value at the time you exercised the option. A capital loss will result to the extent the amount realized upon such sale is less than the fair market value of the shares at the time you exercised the option. The gain or loss will be long-term if the shares are held for more than one year prior to the sale.

        You should review Section 14 carefully for a more detailed discussion of the potential U.S. federal tax consequences of participation in the offer. You should consult your personal tax or other legal advisor regarding your personal situation before deciding whether or not to participate in the offer.

Business Related Risks

Downturns in the highly cyclical semiconductor industry or changes in end market demand could affect our operating results and the value of our business.

        The semiconductor industry is highly cyclical and the value of our business may decline during the "down" portion of these cycles. We have experienced these conditions in our business in the recent past, and while we appear to be at the end of a significant and prolonged downturn, we cannot predict when we may experience such downturns in the future. Future downturns in the semiconductor industry, or any failure of the industry to recover fully from its recent downturns could seriously impact our revenues and harm our business, financial condition and results of operations. Although markets for semiconductors appear to be improving, we cannot assure you that they will continue to improve or that our markets will not experience renewed, possibly more severe and prolonged, downturns in the future.

        In addition, we may experience significant changes in our profitability as a result of variations in sales, seasonality, changes in product mix, price competition for orders and the costs associated with the introduction of new products. The markets for our products depend on continued demand in the communications, consumer electronics, information technology, automotive, industrial and government/space markets, and these end markets may experience changes in demand that could adversely affect our operating results and financial condition.

The failure to implement, as well as the completion and impact of, our restructuring programs and cost reductions could adversely affect our business.

        In December 2002, we announced a number of restructuring initiatives. Our goal was to reposition our company to better fit the market conditions, de-emphasize our commodity business and accelerate the move to what we categorize as our proprietary products. The restructuring includes consolidating and closing certain manufacturing sites, upgrading equipment and processes in designated facilities and discontinuing production in a number of others that cannot support more advanced technology platforms or products. The restructuring also includes lowering overhead costs across our support organization. We cannot assure you that these restructuring initiatives will achieve their goals or accomplish the cost reductions planned. Additionally, because our restructuring activities involve changes to many aspects of our business, the costs reductions could adversely affect productivity and sales to an extent we have not anticipated. Even if we fully execute and implement these restructuring activities, and they generate the anticipated cost savings, there may be other unforeseen factors that could adversely impact our profitability and business.

If we are unable to implement our business strategy, our revenues and profitability may be adversely affected.

        Our future financial performance and success are largely dependent on our ability to successfully implement our business strategy of transforming our business to one led by our proprietary products. We cannot assure you that we will successfully implement our business strategy or that implementing our strategy will sustain or improve our results of operations.

The semiconductor business is highly competitive and increased competition could reduce the value of an investment in our company.

        The semiconductor industry, including the sector in which we do business, is highly competitive. Competition is based on price, product performance, product availability, quality, reliability and customer service. Price pressures may emerge as competitors attempt to gain a greater market share by lowering prices. We compete in various markets with companies of various sizes, many of which are larger and have greater financial and other resources than we have, and thus they may be better able to pursue acquisition candidates and to withstand adverse economic or market conditions. In addition, companies not currently in direct competition with us may introduce competing products in the future.

New technologies could result in the development of new products and a decrease in demand for our products, and we may not be able to develop new products to satisfy changes in demand.

        Our failure to develop new technologies or react to changes in existing technologies could materially delay our development of new products, which could result in decreased revenues and a loss of market share to our competitors. Rapidly changing technologies and industry standards, along with frequent new product introductions, characterize the semiconductor industry. As a result, we must devote significant resources to research and development. Our financial performance depends on our ability to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. We cannot assure you that we will successfully identify new product opportunities and develop and bring new products to market in a timely and cost-effective manner, or that products or technologies developed by others will not render our products or technologies obsolete or noncompetitive. A fundamental shift in technologies in our product markets could have a material adverse effect on our competitive position within the industry. In addition, to remain competitive, we must continue to reduce die sizes and improve manufacturing yields. We cannot assure you that we can accomplish these goals.

Our failure to obtain or maintain the right to use certain technologies may negatively affect our financial results.

        Our future success and competitive position may depend in part upon our ability to obtain or maintain certain proprietary technologies used in our principal products, which is achieved in part by defending and maintaining the validity of our patents and defending claims by our competitors of intellectual property infringement. We license certain patents owned by others. We have also been notified that certain of our products may infringe the patents of third parties. Although licenses are generally offered in such situations, we cannot eliminate the risk of litigation alleging patent infringement. We are currently a defendant in intellectual property claims and we could become subject to other lawsuits in which it is alleged that we have infringed upon the intellectual property rights of others.

        Our involvement in existing and future intellectual property litigation could result in significant expense, adversely affect sales of the challenged product or technologies and divert the efforts of our technical and management personnel, whether or not such litigation is resolved in our favor. If any such infringements exist, arise or are claimed in the future, we may be exposed to substantial liability for damages and may need to obtain licenses from the patent owners, discontinue or change our processes or products or expend significant resources to develop or acquire non-infringing technologies. We cannot assure you that we would be successful in such efforts or that such licenses would be available under reasonable terms. Our failure to develop or acquire non-infringing technologies or to obtain licenses on acceptable terms or the occurrence of related litigation itself could have a material adverse effect on our operating results and financial condition.

Our ongoing protection and reliance on our intellectual property assets expose us to risks.

        We have traditionally relied on our patents and proprietary technologies. Patent litigation settlements and royalty income substantially contribute to our financial results. Enforcement of our intellectual property rights is costly, risky and time-consuming. We cannot assure you that we can successfully continue to protect our intellectual property rights, especially in foreign markets. Our key MOSFET patents expire between 2004 and 2010, although our broadest MOSFET patents expire in 2007 and 2008. Our royalty income is largely dependent on the following factors: the remaining terms of our MOSFET patents; the continuing introduction and acceptance of products that are not covered by our patents; our products remaining covered under unexpired MOSFET patents; the defensibility and enforceability of our patents; changes in our licensees' unit sales, prices or die sizes; and the terms, if any, upon which expiring license agreements are renegotiated. Market conditions and mix of licensee products, as well as sales of non-infringing devices can significantly affect royalty income. Any decrease in our royalty income could have a material adverse effect on our operating results and financial condition.

Our international operations expose us to material risks.

        We expect revenues from foreign markets to continue to represent a significant portion of total revenues. We maintain or contract with significant operations in foreign countries. Among others, the following risks are inherent in doing business internationally: changes in, or impositions of, legislative or regulatory requirements, including tax laws in the United States and in the countries in which we manufacture or sell our products; trade restrictions; transportation delays; work stoppages; economic and political instability; and foreign currency fluctuations.

        In addition, it is more difficult in some foreign countries to protect our products or intellectual property rights to the same extent as is possible in the United States. Therefore, the risk of piracy or misuse of our technology and products may be greater in these foreign countries. Although we have not experienced any material adverse effect on our operating results as a result of these and other factors, we cannot assure you that such factors will not have a material adverse effect on our financial condition and operating results in the future.

Delays in initiation of production at new facilities, implementing new production techniques or resolving problems associated with technical equipment malfunctions could adversely affect our manufacturing efficiencies.

        Our manufacturing efficiency will be an important factor in our future profitability, and we cannot assure you that we will be able to maintain or increase our manufacturing efficiency to the same extent as our competitors. Our manufacturing processes are highly complex, require advanced and costly equipment and are continuously being modified in an effort to improve yields and product performance. Impurities, defects or other difficulties in the manufacturing process can lower yields.

        In addition, as is common in the semiconductor industry, we have from time to time experienced difficulty in beginning production at new facilities or in effecting transitions to new manufacturing processes. As a consequence, we have experienced delays in product deliveries and reduced yields. We may experience manufacturing problems in achieving acceptable yields or experience product delivery delays in the future as a result of, among other things, capacity constraints, construction delays, upgrading or expanding existing facilities or changing our process technologies, any of which could result in a loss of future revenues. Our operating results could also be adversely affected by the increase in fixed costs and operating expenses related to increases in production capacity if revenues do not increase proportionately.

Interruptions, delays or cost increases affecting our materials, parts or equipment may impair our competitive position and our operations.

        Our manufacturing operations depend upon obtaining adequate supplies of materials, parts and equipment, including silicon, mold compounds and leadframes, on a timely basis from third parties. Our results of operations could be adversely affected if we were unable to obtain adequate supplies of materials, parts and equipment in a timely manner or if the costs of materials, parts or equipment increase significantly. From time to time, suppliers may extend lead times, limit supplies or increase prices due to capacity constraints or other factors. We have a limited number of suppliers for some materials, parts and equipment, and any interruption could materially impair our operations.

        We manufacture a substantial portion of our wafer product at our Temecula, California and Newport, Wales facilities. Any disruption of operations at those facilities could have a material adverse effect on our business, financial condition and results of operations.

        Also, some of our products are assembled and tested by third party subcontractors. We do not have any long-term assembly agreements with these subcontractors. As a result, we do not have immediate control over our product delivery schedules or product quality. Due to the amount of time often required to qualify assemblers and testers and the high cost of qualifying multiple parties for the same products, we could experience delays in the shipment of our products if we are forced to find alternative third parties to assemble or test them. Any product delivery delays in the future could have a material adverse effect on our operating results and financial condition. Our operations and ability to satisfy customer obligations could be adversely affected if our relationships with these subcontractors were disrupted or terminated.

We must commit resources to product manufacturing prior to receipt of purchase commitments and could lose some or all of the associated investment.

        We sell products primarily pursuant to purchase orders for current delivery or to forecast, rather than pursuant to long-term supply contracts. Many of these purchase orders or forecasts may be revised or canceled without penalty. As a result, we must commit resources to the manufacturing of products without any advance purchase commitments from customers. Our inability to sell products after we devote significant resources to them could have a material adverse effect on our levels of inventory and our business, financial condition and results of operations.

We receive a significant portion of our revenues from a small number of customers and distributors.

        Historically, a significant portion of our revenues has come from a relatively small number of customers and distributors. The loss or financial failure of any significant customer or distributor, any reduction in orders by any of our significant customers or distributors, or the cancellation of a significant order, could materially and adversely affect our business.

We may fail to attract or retain the qualified technical, sales, marketing and managerial personnel required to operate our business successfully.

        Our future success depends, in part, upon our ability to attract and retain highly qualified technical, sales, marketing and managerial personnel. Personnel with the necessary semiconductor expertise are scarce and competition for personnel with these skills is intense. We cannot assure you that we will be able to retain existing key technical, sales, marketing and managerial employees or that we will be successful in attracting, assimilating or retaining other highly qualified technical, sales, marketing and managerial personnel in the future. If we are unable to retain existing key employees or are unsuccessful in attracting new highly qualified employees, our business, financial condition and results of operations could be materially and adversely affected.

We are acquiring and may continue to acquire other companies and may be unable to successfully integrate such companies with our operations.

        We have acquired several companies over the past three years. We may continue to expand and diversify our operations with additional acquisitions. If we are unsuccessful in integrating these companies with our operations, or if integration is more difficult than anticipated, we may experience disruptions that could have a material adverse effect on our business, financial condition and results of operations.

Our products may be found to be defective, claims may be asserted against us and we may not have sufficient insurance.

        One or more of our products may be found to be defective after we have already shipped the products in volume, requiring a product replacement or recall. We may also be subject to product returns that could impose substantial costs and have a material and adverse effect on our business, financial condition and results of operations.

        Product liability or commercial claims may be asserted with respect to our products. Although we currently have product liability or commercial insurance for certain types of losses, we cannot assure you that we have obtained sufficient insurance coverage for all types of commercial or other losses, that we will have sufficient insurance coverage in the future or that we will have sufficient resources to satisfy any claims.

Large potential environmental liabilities, including those relating to a former operating subsidiary, may adversely impact our financial position.

        International Rectifier and Rachelle Laboratories, Inc. ("Rachelle"), a former operating subsidiary of ours that discontinued operations in 1986, were each named a potentially responsible party ("PRP") in connection with the investigation by the United States Environmental Protection Agency ("EPA") of the disposal of allegedly hazardous substances at a major superfund site in Monterey Park, California ("OII Site"). Certain PRPs who settled certain claims with the EPA under consent decrees filed suit in Federal Court in May 1992 against a number of other PRPs, including us, for cost recovery and contribution under the provisions of the Comprehensive Environmental Response, Compensation and Liability Act. We have settled all outstanding claims that have arisen against us out of the OII Site. No claims against Rachelle have been settled. We have taken the position that none of the wastes generated by Rachelle were hazardous. We cannot assure you that the potential environmental liabilities of Rachelle could not have a material adverse effect on our operating results and financial condition.

        Federal, state, foreign and local laws and regulations impose various restrictions and controls on the discharge of materials, chemicals and gases used in our semiconductor manufacturing processes. In addition, under some laws and regulations, we could be held financially responsible for remedial measures if our properties are contaminated or if we send waste to a landfill or recycling facility that becomes contaminated, even if we did not cause the contamination. Also, we may be subject to common law claims if we release substances that damage or harm third parties. Further, we cannot assure you that changes in environmental laws or regulations will not require additional investments in capital equipment or the implementation of additional compliance programs in the future. Any failure to comply with environmental laws or regulations could subject us to serious liabilities and could have a material adverse effect on our operating results and financial condition.

Some of our facilities are located near major earthquake fault lines.

        Our corporate headquarters, one of our manufacturing facilities, one of our research facilities and certain other critical business operations are located near major earthquake fault lines. We could be materially and adversely affected in the event of a major earthquake. Although we maintain earthquake insurance, we can give you no assurance that we have obtained or will maintain sufficient insurance coverage.

There can be no assurance that we will have sufficient capital resources to make necessary investments in manufacturing technology and equipment.

        The semiconductor industry is capital intensive. Semiconductor manufacturing requires a constant upgrading of process technology to remain competitive, as new and enhanced semiconductor processes are developed which permit smaller, more efficient and more powerful semiconductor devices. We maintain certain of our own manufacturing, assembly and test facilities, which have required and will continue to require significant investments in manufacturing technology and equipment. There can be no assurance that we will have sufficient capital resources to make necessary investments in manufacturing technology and equipment. Although we believe that anticipated cash flows from operations, existing cash reserves and other equity or debt financings that we may obtain will be sufficient to satisfy our future capital expenditure requirements, there can be no assurance that this will be the case or that alternative sources of capital will be available to us on favorable terms or at all.

Final outcomes from the various tax authorities' audits are difficult to predict and an unfavorable finding may negatively impact the financial results.

        We are currently under audit by various taxing authorities. It is often difficult to predict the final outcome or the timing of resolution of any particular tax matter. We have provided certain tax reserves which have been included in the determination of our financial results. However, unpredicted unfavorable settlement may require additional cash and negatively impact our financial position and results of operations.

Terrorist attacks, such as those that took place on September 11, 2001, or threats or occurrences of other terrorist activities whether in the United States or internationally may affect the markets in which our common stock trades, the markets in which we operate and our profitability.

        Terrorist attacks, such as those that took place on September 11, 2001, or threats or occurrences of other terrorist or related activities, whether in the United States or internationally, may affect the markets in which our common stock trades, the markets in which we operate and our profitability. Future terrorist or related activities could affect our domestic and international sales, disrupt our supply chains and impair our ability to produce and deliver our products. Such activities could affect our physical facilities or those of our suppliers or customers, and make transportation of our supplies and products more difficult or cost prohibitive. Due to the broad and uncertain effects that terrorist attacks have had on financial and economic markets generally, we cannot provide any estimate of how these activities might affect our future results.

Our evaluation of internal controls and remediation of potential problems will be costly and time consuming and could expose weaknesses in our financial reporting.

        The regulations implementing Section 404 of the Sarbanes-Oxley Act of 2002 require us to provide our assessment of the effectiveness of our internal control over financial reporting beginning with our Annual Report on Form 10-K for the fiscal year ending June 30, 2005. Our independent auditors will be required to confirm in writing whether our assessment of the effectiveness of our internal control over financial reporting is fairly stated in all material respects, and separately report on whether they believe we maintained, in all material respects, effective internal control over financial reporting as of June 30, 2005.

        We believe that we currently have adequate controls over financial reporting, and that any weaknesses identified in our internal controls will not be material. To date, this process has been both expensive and time consuming, and has required significant attention of management. We cannot assure you that we will not discover material weaknesses in our internal controls. We also cannot assure you that we will complete the process of our evaluation and the auditors' attestation on time. If we do discover a material weakness, corrective action may be time consuming, costly and further divert the attention of management. The disclosure of a material weakness, even if quickly remedied, could reduce the market's confidence in our financial statements, result in a delisting of our common stock from the New York Stock Exchange, and harm our stock price, especially if a restatement of financial statements for past periods were to be necessary.

THE OFFER

1.     Eligibility.

        You are an "eligible employee" if you are an employee of International Rectifier or one of our subsidiaries on the date hereof who lives and works in the United States of America, and you remain employed by us or one of our subsidiaries through the cancellation date. You are not eligible to participate if you have received notice of termination of employment from International Rectifier, or if you have given notice of termination of employment to International Rectifier, prior to the cancellation date. However, you are not eligible to participate in the exchange offer if you were granted an option by International Rectifier on or after [July 27, 2004]. This is required for us to avoid potentially unfavorable accounting treatment. Members of our board of directors and executive officers are not eligible to participate in the offer. Our directors and executive officers are listed on Schedule A to this exchange offer.

        To receive a new option, you must remain continuously employed by us or one of our subsidiaries or a successor entity through the new option grant date, which is the date on which the new options are granted, and which generally will be the first business day that is at least six months and one day after the cancellation date. If we do not extend the offer, we presently expect that the new option grant date will be [August 24, 2005]. If, for any reason, you do not remain an employee of International Rectifier or one of our subsidiaries or a successor entity through the new option grant date, you will not receive a grant of new options, the return of your cancelled options or any other consideration or payment for your cancelled options. Your employment with International Rectifier or one of our subsidiaries will remain "at-will" and can be terminated by you or us at any time, with or without cause or notice.

2.     Number of options; expiration date.

        Subject to the terms and conditions of the offer, we will accept properly tendered outstanding, unexercised options held by eligible employees with exercise prices equal to or greater than $40.00 per share that were granted under our 2000 Incentive Plan, as amended and restated, our 1997 Employee Stock Incentive Plan or our Amended and Restated Stock Incentive Plan of 1992, and exchange them for new options.

        You must tender all or none of your eligible options that were granted on a particular date. You may not elect to tender only a portion of your eligible options that were granted on a particular date, but you may tender all of your eligible options granted on one date but none of your eligible options granted on another date.

        Each option grant that you elect to exchange must be for the entire portion that is outstanding and unexercised. We are not otherwise accepting partial tenders of options. However, you may elect to exchange the remaining portion of an option that you have partially exercised. As a result, you may elect to exchange one or more of your option grants, but you must elect to exchange all of the unexercised shares subject to each grant, or none of the shares for that particular grant.

        For example and except as otherwise described below, if you hold (1) an eligible option granted on January 10, 2002, to purchase 1,000 shares, 700 of which you have already exercised, (2) an eligible option granted on February 20, 2003 to purchase 1,000 shares, and (3) an eligible option granted on March 30, 2004 to purchase 2,000 shares, you may elect to exchange:

  •
  your first option covering 300 remaining unexercised shares,

  •
  your second option covering 1,000 shares,

  •
  your third option covering 2,000 shares,

  •
  any two of these three options,

  •
  all three of your options, or

  •
  none of these options.

        These are your only choices in the above example. You may not, for example, elect to exchange your first option with respect to only 150 shares, or any other partial amount, or to exchange the second and third options with respect to less than all of the shares covered by such option.

        Subject to the terms of this exchange offer, and upon our acceptance of your properly tendered options, your old options will be cancelled and we will issue you a promise to grant new options to purchase a new number of shares of International Rectifier common stock for each share of International Rectifier common stock underlying your exchanged options. The number of shares underlying your new options will be based on the exercise price of your exchanged option as follows:

Exercise Price of the Exchanged Option	Ratio of Shares Covered by the Exchanged Option to Shares Covered by the New Option
$40.00 - $48.00	1.50 : 1.00
$48.01 - $56.00	1.75 : 1.00
$56.01 and over	2.00 : 1.00

        Your new options will be granted on the first business day that is at least six months and one day after the cancellation date. Fractional shares will be rounded up to the nearest whole share on a grant-by-grant basis. The number of new option shares that you receive will also be subject to adjustment for any stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date.

        All new options will be granted under and subject to the terms of the 2000 Incentive Plan, and to a new option agreement between you and us. You should note that you may be granted new options under a stock plan which is different from the plan under which the exchanged options were granted and, therefore, the terms of the new options may be different from the terms of the options you exchange. As a result, we urge you to carefully review Section 9 below for a discussion of the terms of the 2000 Incentive Plan.

        The form of option agreement for the new options under our 2000 Incentive Plan is filed as an exhibit or incorporated by reference to the Schedule TO with which this offer to exchange has been filed.

        Your new options will be granted as nonqualified stock options for U.S. federal income tax purposes. See Section 14 below.

        The expiration date for the offer will be 5:00 p.m., Eastern Time, on [February 22, 2005], unless we extend the offer. We may, in our discretion, extend the period of time during which the offer will remain open, in which event the expiration date shall refer to the latest time and date at which the extended offer expires. See Section 15 below for a description of our rights to extend, terminate and amend the offer.

3.     Purpose of the offer.

        We issued the outstanding options to:

  •
  encourage our employees to act as owners, helping to align their interests with those of our stockholders and promote the success of our business;

  •
  motivate our employees with additional performance incentives, and

  •
  retain our employees.

        The offer provides an opportunity for us to offer our eligible employees a valuable incentive to stay with us and continue to work to promote the success of our business. Many of our outstanding options, whether or not they are currently exercisable, have exercise prices that are significantly higher than the current market price of our shares, which options commonly are referred to as being "underwater." By making this offer to exchange outstanding options for new options that will have an exercise price equal to the closing price of our common stock as reported on The New York Stock Exchange on the new option grant date, we intend to provide our eligible employees with the benefit of owning options that over time may have a greater potential to increase in value. We believe this will create better performance incentives for employees and thereby maximize stockholder value. However, because we will not grant new options until the first business day that is at least six months and one day after the date on which we cancel the options accepted for exchange, the new options may have a higher exercise price than some or all of your options exchanged.

        We believe that the structure of the offer, including an exchange ratio that is less than one-for-one, strikes a balance between the interests of the employees and the interests of the stockholders of International Rectifier by attempting to minimize the future dilutive impact of our ongoing stock option programs and recognizes the difference between the value of the cancelled options with an exercise price equal to or in excess of $40.00 and the value of the new options with a potentially lower exercise price.

        We chose to make this offer instead of simply granting more options for a number of reasons. Because of the large number of underwater options, granting additional options covering the same aggregate number of shares of common stock as the outstanding eligible options could have severe negative and dilutive impact on our stockholders.

        Subject to the above, and except as otherwise disclosed in this offer to exchange or in our filings with the SEC, we presently have no plans or proposals that relate to or would result in:

  •
  any extraordinary transaction, such as a merger, reorganization or liquidation involving International Rectifier or any of our subsidiaries;

  •
  any purchase, sale or transfer of a material amount of our assets or those of our subsidiaries;

  •
  any material change in our present dividend rate or policy, or our indebtedness or capitalization;

  •
  any change in our present board of directors or management, including a change in the number or term of directors or to fill any existing board vacancies or to change any executive officer's material terms of employment;

  •
  any other material change in our corporate structure or business;

  •
  our common stock being delisted from the New York Stock Exchange or not being authorized for quotation in an automated quotation system operated by a national securities association;

  •
  our common stock becoming eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the Exchange Act);

  •
  the suspension of our obligation to file reports pursuant to Section 15(d) of the Exchange Act;

  •
  the acquisition by any person of a significant amount of our securities or the disposition of a significant amount of any of our securities; or

  •
  any change in our charter or bylaws, or any actions that may impede the acquisition of control of us by any person.

        Neither we nor our board of directors makes any recommendation as to whether you should accept this offer and elect to exchange any of your eligible options, nor have we authorized any person to make any such recommendation. You are urged to evaluate carefully all of the information in this offer to exchange and to consult your own investment, legal and tax advisors. You must make your own decision whether or not to elect to exchange any of your eligible options.

4.     Procedures for electing to exchange options.

  Proper Election to Exchange Options.

        To validly elect to exchange your options, you must, in accordance with the instructions of the attached election form, properly complete, execute and deliver the election form by mail or overnight courier to the mailing address below. Delivery by electronic mail will not be accepted. Mellon Investor Services must receive the properly completed election forms before the expiration date. The expiration date will be 5:00 p.m., Eastern Time, on [February 22, 2005], unless we decide to extend the offer.

By Mail:	By Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3308 South Hackensack, NJ 07606 USA	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop—Reorg, Ridgefield Park, NJ 07660 USA

        If you submit an election form, and then decide that you would like to elect to exchange additional options, you must submit a new election form to the mailing address above by the expiration date. This new election form must be signed and dated after your original election form and must be properly completed. This new election form must also list all of the options that you wish to tender for exchange, because your original election form will no longer be valid. You may submit new election forms as often as you wish prior to the expiration date, but you will be bound by the last properly submitted election form we receive prior to the expiration date in all cases, except that if you choose to withdraw all your tendered options, you will be bound by the last properly submitted withdrawal form.

        The method of delivery of all documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. It is your responsibility to ensure that we have received your election form and/or any withdrawal form by contacting a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller). Your options will not be considered tendered until we receive them. If we do not receive your election form by 5:00 p.m., Eastern time, or [February 22, 2005], you will be deemed to have elected to reject the offer.

        However, our receipt of your election form is not by itself an acceptance of the options tendered for exchange. For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance for exchange of the tendered options. We may issue this notice by press release, e-mail or other form of communication. Options accepted for exchange will be cancelled on the cancellation date, which we presently expect to be [February 23, 2005].

  Determination of validity; rejection of options; waiver of defects; no obligation to give notice of defects.

        We will determine, in our discretion, all questions about the validity, form, eligibility (including time of receipt), and acceptance of any options tendered. Our determination of these matters will be final and binding on all persons. We reserve the right to reject any election form, or any options elected to be exchanged, that we determine are not eligible, not in appropriate form or are unlawful to accept. Otherwise, we will accept all properly tendered options that are not validly withdrawn subject to the terms of this offer. We also reserve the right to waive any of the conditions to the offer or any defect or irregularity in any tender of any particular options or for any particular option holder; provided that if we grant any such waiver, it will be granted with respect to all option holders and tendered options. No tender of options will be deemed to have been properly made until all defects or irregularities have been cured by the tendering option holder or waived by us. Neither we nor any other person is obligated to give notice of any defects or irregularities in tenders, nor will anyone incur any liability for failure to give any notice. This is a one-time offer, and we will strictly enforce the election period, subject only to an extension that we may grant in our sole discretion.

  Our acceptance constitutes an agreement.

        Your election to exchange options through the procedures described above constitutes your acceptance of the terms and conditions of the offer. Our acceptance of your options elected to be exchanged by you through the offer will constitute a binding agreement between you and International Rectifier upon the terms and subject to the conditions of the offer.

        In order to implement, administer and manage this offer to exchange, we must collect, receive, possess, use, retain and transfer certain personal information regarding you and your option grants in electronic or other form, and may have to pass that information on to third parties who are assisting with the offer to exchange. This information may include, but is not limited to, your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in International Rectifier and/or any of its subsidiaries and details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in your favor ("Data"). By submitting an election form, you agree to such collection, receipt, possession, use, retention and transfer of your personal data by and among us, our subsidiaries and the third parties assisting us with the offer to exchange, but only for the purpose of implementing, administering and managing your participation in this offer to exchange. By submitting an election form, you also acknowledge and agree that:

  •
  Data may be transferred to any third parties assisting in the implementation, administration and management of the offer to exchange;

  •
  You may request a list with the names and addresses of any potential recipients of the data by contacting Mellon Investor Services LLC;

  •
  Recipients are authorized to collect, receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the offer to exchange, including any requisite transfer of such Data as may be required to a broker or other third party with whom you may elect to deposit any shares of stock acquired upon exercise of the new option (if granted);

  •
  Data will be held only as long as is necessary to implement, administer and manage your participation in the offer to exchange; and

  •
  At any time you may view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost.

You can withdraw your consent to the collection, receipt, possession, use, retention and transfer of your data by contacting a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller). You should note, however, that if you refuse or withdraw your consent, it may affect your ability to participate in the offer to exchange. Please contact a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller), if you have any questions.

5.     Withdrawal rights and change of election.

        You may withdraw any options that you previously elected to exchange only in accordance with the provisions of this section.

        You may withdraw any or all of the options that you previously elected to exchange at any time before 5:00 p.m., Eastern Time, on [February 22, 2005]. If we extend the offer beyond that time, you may withdraw such options at any time until the extended expiration of the offer.

        In addition, although we intend to accept all validly tendered options promptly after the expiration of this offer, if we have not accepted your options by 5:00 p.m., Eastern Time, on [March 14, 2005], the 40th business day after the commencement of this offer, you may withdraw your options at any time thereafter.

        To validly withdraw some or all of the options that you previously elected to exchange, you must, in accordance with the instructions of the attached withdrawal form, properly complete, execute and deliver the withdrawal form by mail or overnight courier to the mailing address below in accordance with the procedures listed in Section 4 above, while you still have the right to withdraw the options. Delivery by electronic mail will not be accepted.

By Mail:	By Overnight Courier:
Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3308 South Hackensack, NJ 07606 USA	Mellon Investor Services LLC Attn: Reorganization Dept. 85 Challenger Road Mail Stop—Reorg, Ridgefield Park, NJ 07660 USA

        You may not rescind any withdrawal, and any options that you withdraw will be deemed not properly tendered for purposes of the offer, unless you properly re-elect to exchange those options before the expiration date. To re-elect to exchange some or all of your withdrawn options, you must submit a new election form to the mailing address above before the expiration date by following the procedures described in Section 4 above. This new election form must be signed and dated after your original election form and any withdrawal form you have submitted. It must be properly completed and it must list all of the options you wish to tender for exchange.

        If you choose to withdraw all your tendered options, you only need to submit a withdrawal form withdrawing all your options. However if you choose to withdraw only some of your options, you need to re-submit a new election form listing the eligible options you wish to tender. You may change your mind as many times as you like but unless you withdraw all your eligible options, you will need to re-submit a new election form listing the eligible options you wish to tender. You will be bound by the last properly submitted election form we receive prior to the expiration date in all cases, except that if you choose to withdraw all your tendered options, you will be bound by the last properly submitted withdrawal form.

        If you do not wish to withdraw any options from the offer, but would like to elect to tender additional options for exchange, you must submit a new election form to the mailing address above before the expiration date by following the procedures described in Section 4 above. This new election form must be signed and dated after your original election form. It must be properly completed and it must list all of the options you wish to tender for exchange. You will be bound by the last properly submitted election form we receive prior to the expiration date in all cases, except that if you choose to withdraw all your tendered options, you will be bound by the last properly submitted withdrawal form.

        Neither we nor any other person is obligated to give you notice of any defects or irregularities in any withdrawal form or any new election form, nor will anyone incur any liability for failure to give any notice. We will determine, in our discretion, all questions as to the form and validity, including time of receipt, of withdrawal forms and new election forms. Our determination of these matters will be final and binding.

        The method of delivery of all documents is at your election and risk. If delivery is by mail, we recommend that you use registered mail with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. It is your responsibility to ensure that we have received your election form and/or any withdrawal form by contacting a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller).

6.     Acceptance of options for exchange and issuance of new options.

        Under the terms and conditions of the offer and promptly following the expiration date, we will accept for exchange and cancel eligible options properly elected for exchange and not validly withdrawn before the expiration date. Once the options are cancelled, you no longer will have any rights with respect to those options. Subject to the terms and conditions of this offer, if your options are properly tendered by you for exchange and accepted by us, these options will be cancelled as of the date of our acceptance, which we anticipate to be [February 23, 2005].

        For purposes of the offer, we will be deemed to have accepted options for exchange that are validly tendered and are not properly withdrawn as of the time when we give written notice to the option holders generally of our acceptance for exchange of the tendered options. We may issue this notice by press release or e-mail or other form of communication. Subject to our rights to terminate the offer, discussed in Section 15 below, we currently expect that we will accept promptly after the expiration date all properly tendered options that are not validly withdrawn.

        Subject to the terms and conditions of this exchange offer, you will be granted a new option on the new option grant date, which will be the first business day that is at least six months and one day after the date on which we cancel the options accepted for exchange. We expect the new option grant date to be [August 24, 2005].

        Subject to the terms and conditions of this offer, if your options are properly elected to be exchanged, and are not validly withdrawn, by 5:00 p.m., Eastern Time, on [February 22, 2005], the scheduled expiration date of the offer, and are accepted for exchange by us and cancelled on [February 23, 2005], you will be granted a new option on [August 24, 2005]. If we accept and cancel options properly tendered for exchange after [February 23, 2005], the date on which the new options will be granted will be similarly delayed. Promptly after we accept and cancel options tendered for exchange, we will issue to you a promise to grant stock options. The promise to grant stock options represents our commitment to grant you a new option on the new option grant date, provided that you remain an employee of International Rectifier or one of our subsidiaries or a successor entity through the new option grant date. This promise to grant stock options will list the number of shares underlying your new options. If you do not receive a promise to grant stock options within fifteen (15) business days after the expiration date, please contact a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller).

        Subject to the terms of the offer and upon our acceptance of your properly tendered options, you will be entitled to receive new options to purchase a new number of shares of International Rectifier common stock for each share of International Rectifier common stock underlying your exchanged options based on the exchange ratios discussed in Section 2. Fractional shares shall be rounded up to the nearest whole share on a grant-by-grant basis. The number of new option shares that you receive will also be subject to adjustments for any stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date.

        If, for any reason, you are not an employee of International Rectifier, one of our subsidiaries or a successor entity through the new option grant date, you will not receive a grant of new options, the return of your cancelled options or any other consideration or payment for your cancelled options.

        If you elect to exchange options in the offer, we will defer granting to you any other options for which you otherwise may be eligible before the new option grant date. Consequently, if you participate in the exchange offer, we will not grant you any new options until at least six months and one day after any of your options have been cancelled. If you do not participate in the exchange offer you may still receive any options we grant between now and the new option grant date.

        Options that you choose not to exchange and are not required to be tendered for exchange, or that we do not accept for exchange, retain their current exercise price and will remain outstanding until they are exercised in full or expire by their terms.

7.     Conditions of the offer.

        Notwithstanding any other provision of the offer, we will not be required to accept any options tendered for exchange, and we may terminate the offer, or postpone our acceptance and cancellation of any options tendered for exchange (in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer), if at any time on or after the date this offer begins, and before the expiration date, any of the following events has occurred, or has been reasonably determined by us to have occurred:

  •
  there shall have been threatened or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the offer or otherwise relating in any manner to the offer;

  •
  any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the offer, any of which might restrain, prohibit or delay completion of the offer or impair the contemplated benefits of the offer to us;

  •
  there shall have occurred:

  •
  any general suspension of trading in, or limitation on prices for, our securities on any national securities exchange or in the over-the-counter market in the United States of America;

  •
  the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States of America;

  •
  any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our reasonable judgment, might affect the extension of credit to us by banks or other lending institutions in the United States of America;

    •
    in our reasonable judgment, any extraordinary or material adverse change in U.S. financial markets generally, including, without limitation, a decline of at least 10% in either the Dow Jones Industrial Average or the Standard & Poor's 500 Index from the date of commencement of the exchange offer;

    •
    the commencement of a war or other national or international calamity directly or indirectly involving the United States of America, which would reasonably be expected to affect materially or adversely, or to delay materially, the completion of the exchange offer; or

    •
    if any of the situations described above existed at the time of commencement of the exchange offer and that situation, in our reasonable judgment, deteriorates materially after commencement of the exchange offer;

  •
  as the term "group" is used in Section 13(d)(3) of the Exchange Act:

  •
  any person, entity or group acquires more than 5% of our outstanding shares of common stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the exchange offer;

  •
  any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional common stock constituting more than 2% of our outstanding shares; or

  •
  any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of common stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the exchange offer or with such acceptance for exchange of eligible options;

  •
  there shall have occurred any change, development, clarification or position taken in generally accepted accounting standards that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the offer;

  •
  a tender or exchange offer, other than this exchange offer by us, for some or all of our shares of outstanding common stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed;

  •
  any event or events occur that have resulted or is reasonably likely to result, in our reasonable judgment, in a material adverse change in our business, financial condition, assets, income, operations, prospects or stock ownership; or

  •
  any event or events occur that have resulted or may result, in our reasonable judgment, in a material impairment of the contemplated benefits of the offer to us (see Section 3 above for a description of the contemplated benefits to International Rectifier of the exchange offer).

        If any of the above events occur, we may:

  •
  terminate the exchange offer and promptly return all tendered eligible options to tendering holders;

  •
  complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered eligible options until the extended exchange offer expires;

  •
  amend the terms of the exchange offer; or

  •
  waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

        The conditions to the offer are for our benefit. We may assert them in our reasonable discretion regardless of the circumstances giving rise to them before the expiration date. We may waive any condition, in whole or in part, at any time and from time to time before the expiration date, in our reasonable discretion, whether or not we waive any other condition to the offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of any such rights. The waiver of any of these rights with respect to particular facts and circumstances will not be deemed a waiver with respect to any other facts and circumstances. Any determination we make concerning the events described in this Section 7 will be final and binding upon all persons.

8.     Price range of shares underlying the options.

        Our common stock is traded on the New York Stock Exchange and the Eastern Exchange under the symbol "IRF." On January 6, 2005, the closing sale price of the common stock on the New York Stock Exchange was $39.22. The quoted market prices are as reported on the New York Stock Exchange Composite.

Price Range of Common Stock
(Closing Prices in Dollars)

	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
Fiscal Year
	High	Low	High	Low	High	Low	High	Low
2005 (through January 6, 2005)	41.35	31.27	44.98	34.23	44.86	39.06	—	—
2004	43.98	28.00	56.25	41.00	54.50	41.59	49.11	37.66
2003	28.36	15.33	25.69	11.12	23.26	18.46	28.53	17.09
2002	39.00	26.25	40.00	24.75	46.50	33.69	49.69	26.19

        We recommend that you evaluate current market quotes for our common stock, among other factors, before deciding whether or not to accept the offer.

9.     Source and amount of consideration; terms of new options.

  Consideration.

        We will issue new options in exchange for eligible outstanding options properly elected to be exchanged, and not validly withdrawn, by you and accepted by us for such exchange. All new options will be subject to a new stock option agreement between you and us and to the terms and conditions of the 2000 Incentive Plan. Subject to any adjustments for stock splits, subdivisions, combinations, stock dividends and similar events that occur after the cancellation date but before the new option grant date, and subject to the other terms and conditions of the offer, upon our acceptance of your properly tendered options, you will be entitled to receive new options to purchase a new number of shares of our common stock for each share of our common stock underlying your old options based on the exercise price of your exchanged options as follows:

Exercise Price of the Exchanged Option	Ratio of Shares Covered by the Exchanged Option to Shares Covered by the New Option
$40.00 - $48.00	1.50 : 1.00
$48.01 - $56.00	1.75 : 1.00
$56.01 and over	2.00 : 1.00

        If we receive and accept tenders of all options eligible to be tendered, subject to the terms and conditions of this offer, we would be obligated to grant new options to purchase a total of approximately 2,553,641 shares of our common stock, or approximately 3.8% of the total shares of our common stock outstanding as of December 29, 2004.

  General Terms of New Options.

        The following description summarizes the terms of our 1997 Employee Stock Incentive Plan and our Amended and Restated Stock Incentive Plan of 1992. Our statements in this offer to exchange concerning the 1997 Employee Stock Incentive Plan and our Amended and Restated Stock Incentive Plan of 1992 are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of the plans, and the forms of option agreements under the plans. Please contact a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller), to receive a copy of the 1997 Employee Stock Incentive Plan and our Amended and Restated Stock Incentive Plan of 1992, and the form of option agreements thereunder. We will promptly furnish you copies of these documents at our expense.

        1997 Employee Stock Incentive Plan.    The purpose of the 1997 Employee Stock Incentive Plan was to enable International Rectifier to attract, motivate and retain employees by providing incentives related to equity interests in and the financial performance of International Rectifier and our subsidiaries. Grants under the 1997 Employee Stock Incentive Plan could be made to any employee, consultant or advisor of International Rectifier or our subsidiaries, other than a director or an executive officer. The Compensation Committee administers the 1997 Employee Stock Incentive Plan and the grants that could be made under the plan include stock bonuses, restricted stock, stock options, stock purchase warrants and other performance awards. Awards expired ten years after the grant date.

        1992 Stock Incentive Plan.    The purpose of the 1992 Stock Incentive Plan was to enable International Rectifier and our subsidiaries to attract, motivate and retain employees. Any employee, including any of our directors, officers or key employees were eligible under the 1992 Stock Incentive Plan. The Compensation Committee administers the 1992 Stock Incentive Plan and grants that could be made under the plan include the issuance of common shares, options, warrants, stock appreciation rights and other performance awards. The plan also provided for the grant of options to non-employee directors. The non-employee director options expired ten years after the grant date.

        The new options will be granted under the 2000 Incentive Plan. Your new option will be a nonqualified stock option for U.S. income tax purposes. Because you may be granted new options under a stock plan which is different from the plan under which the tendered options were granted, the terms of any new options you receive may be different from the terms of the options you exchange. As a result, we urge you to carefully review the discussion of the terms of the 2000 Incentive Plan in this Section 9. All new options will be subject to a new option agreement between you and International Rectifier and to the terms and conditions of the 2000 Incentive Plan except as set forth herein. The terms and conditions of the new options may vary from the terms and conditions of the options exchanged.

        Term of Options.    The new options granted under the 2000 Incentive Plan will have a term of five years.

        Exercise Price.    Generally, the administrator determines the exercise price at the time the option is granted. The exercise price per share of the new options will be the closing price reported by the New York Stock Exchange for our common stock on the new option grant date, which is expected to be [August 24, 2005], provided we do not extend the exchange offer. Accordingly, we cannot predict the market price of the new options. Your new options may have a higher exercise price than some or all of the options exchanged.

        Vesting and Exercise.    Each stock option agreement specifies the term of the option and the date on which the option becomes exercisable. The administrator generally determines the terms of vesting. The new options will be subject to a new vesting schedule, regardless of whether the options exchanged were fully or partially vested. The new options will vest in three equal annual installments, one-third on each of the first, second and third anniversaries of the new option grant date. This means that all new options will be unvested at the time of grant, regardless of whether the options exchanged were partially or wholly vested.

  General Terms of the 2000 Incentive Plan.

        The following description summarizes the material terms of our 2000 Incentive Plan. Our statements in this offer to exchange concerning the 2000 Incentive Plan and the new options are merely summaries and do not purport to be complete. The statements are subject to, and are qualified in their entirety by reference to, all provisions of the plan, and the forms of option agreement under the 2000 Incentive Plan. Please contact a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller), to receive a copy of the 2000 Incentive Plan, and the form of option agreement thereunder. We will promptly furnish you copies of these documents at our expense.

        Purpose.    The purpose of the 2000 Incentive Plan is to provide stock and other performance-based incentives as a means of promoting the success of the Company by attracting, motivating, rewarding and retaining employees (including officers), directors and consultants and aligning their interests with those of stockholders generally.

        Eligible Persons.    "Eligible Persons" under the 2000 Incentive Plan generally include directors, officers, employees, or consultants and advisors of the Company and our subsidiaries. Members of the Board who are not employed by us ("NonEmployee Directors") have received and may receive in the future discretionary grants under the 2000 Incentive Plan.

        Administration.    The Board or one or more committees of directors appointed by the Board (the appropriate acting body is referred to as the "Committee") administers the 2000 Incentive Plan. Currently, the Compensation Committee is the "Committee" under the plan. All awards granted under the plan will be authorized by the Committee.

        The Committee has broad authority under the 2000 Incentive Plan:

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  to select the participants and make other decisions contemplated by the 2000 Incentive Plan, although grants to Non-Employee Directors require Board approval or ratification;

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  to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

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  to determine the terms and conditions of cash-only performance-based and other awards;

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  to permit the recipient of any award to pay the exercise or purchase price of the common stock or award in cash, by the delivery of previously owned shares of our common stock or by offset (withholding shares otherwise to be delivered on exercise, valued at their fair market value as of the date of exercise in respect of withholding taxes and/or the exercise price), by notice and third party payment, or by a promissory note meeting the requirements contained in the 2000 Incentive Plan;

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  to amend option terms other than to reprice them, to accelerate the receipt or vesting of benefits and to extend or enhance benefits under an award; and

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  to make certain adjustments to an outstanding award and authorize the conversion, succession or substitution of an award in connection with certain reorganizations or "Change in Control Events" (as generally described below under "Change in Control; Acceleration of Awards; Possible Early Termination of Awards").

        In no case will the exercise price of any option be reduced (by amendment, substitution, cancellation and regrant or other means), unless authorized by stockholders. Adjustments resulting from anti-dilution provisions of the 2000 Incentive Plan or a recapitalization, reorganization, or similar transaction affecting the underlying securities are not considered repricing.

        Transfer Restrictions.    Subject to customary exceptions, awards under the 2000 Incentive Plan are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable only by the recipient. The Committee, however, may permit certain transfers of an award if the transferor presents satisfactory evidence that the transfer is for estate and/or tax planning purposes to certain related persons or entities and without consideration (other than nominal consideration), or in certain other circumstances.

        Adjustments.    As is customary in incentive plans of this nature, the number and kind of shares available under the 2000 Incentive Plan and the outstanding awards, as well as exercise or purchase prices and other share limits, and, as appropriate, performance targets, are subject to adjustment in the event of certain reorganizations, mergers, combinations, consolidations, recapitalizations, reclassifications, stock splits, stock dividends, asset sales or other similar events, or extraordinary dividends or distributions of property to our stockholders.

        Section 162(m) Awards: Business Criteria and Conditions.    Options granted "at market" may be designed to satisfy the requirements for "performance-based" compensation under Section 162(m) of the Code and thus preserve the deductibility of such compensation under federal income tax law. These awards will be based on the performance of the Company and/or one or more of our subsidiaries, divisions, segments, units or stations. The applicable period(s) over which performance is measured will be not less than one nor more than 10 fiscal years. The business criteria (with new criteria underscored) upon which performance goals with respect to these awards will be established are:

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  revenue growth;

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  earnings (before or after taxes or before or after taxes, interest, depreciation, and/or amortization);

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  gross profit (whether expressed as a dollar amount or a percentage of revenues);

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  cash flow (from operating, investing, or financing activities or any combination thereof);

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  working capital;

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  stock performance;

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  stock price appreciation (whether expressed on an absolute or relative basis), return on equity, assets or return on net investment;

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  cost containment or reduction; or

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  any combination of the foregoing criteria.

        By way of example, cost containment or reduction may be achieved by, among other objective means, reducing expenses, costs of goods sold, or the length of time receivables remain outstanding. Similarly, the performance of a division, segment or station may include the success of one or more designated product lines.

        These types of Section 162(m) eligible awards will be earned and payable only if performance reaches specific, preestablished performance goals approved by the Committee in advance of applicable deadlines under the Code and while the performance relating to the goals remains substantially uncertain. Before any of these awards are paid, the Committee must certify that the applicable performance goals have been satisfied. Performance goals will be adjusted to reflect certain changes, including reorganizations, liquidations and capitalization and accounting changes, to the extent permitted by Section 162(m) and subject to the 2000 Incentive Plan. In the event of an award recipient's death or disability, a Change in Control Event, or in such other circumstances as the Committee may determine, the Committee may provide for full or partial credit prior to completion of the performance cycle or the attainment of the performance achievement specified in the performance award.

        The Committee has discretion to determine the performance goals and restrictions or other limitations of the individual performance awards and may reserve "negative" discretion to reduce payments below maximum award limits. The Committee has no discretion to increase, above the maximum amount specified at the time of grant, the amount of cash or number of shares to be delivered upon attainment of the performance goals set forth in the individual performance award in the case of Section 162(m) qualified awards.

        Change in Control; Acceleration of Awards; Possible Early Termination of Awards.    Upon the occurrence of a Change in Control Event, unless the Committee otherwise provides, each option will become immediately exercisable. Under Section 6.1(g) of the 2000 Incentive Plan, a "Change in Control Event" generally includes (subject to certain exceptions):

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  an acquisition by any "person" (as that term is defined under the Securities Exchange Act of 1934, as amended) of beneficial ownership or a pecuniary interest in more than 50% of our common stock or voting securities then entitled to vote generally in the election of directors of the Company, other than an acquisition by one or more of the following persons or entities: the Company, one of our subsidiaries, any employee benefit plan or employee stock option plan of the Company, or any member or group affiliated with the Lidow family;

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  certain changes in a majority of the Board;

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  stockholder approval of certain dissolution or liquidation proceedings of International Rectifier; or

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  stockholder approval of certain mergers or consolidations or sales of all or substantially all of our assets, in any case involving more than a 50% change in ownership.

        In certain circumstances awards which are fully accelerated and which are not exercised or settled at or prior to a Change in Control Event may be terminated, subject to any provisions for assumption, substitution or settlement. If the vesting of an award has been accelerated expressly in anticipation of an event or subject to stockholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested awards.

        If an award is accelerated under the 2000 Incentive Plan in connection with a "change in control" (as this term is used under the Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code (and certain related excise taxes may be triggered). Furthermore, if compensation attributable to awards is not "performance-based" within the meaning of Section 162(m) of the Code, the Company may not be permitted to deduct the aggregate non-performance-based compensation to the extent it exceeds $1,000,000 in any tax year.

        Termination of or Changes to the 2000 Incentive Plan and Awards.    The Board may amend or terminate the 2000 Incentive Plan at any time and in any manner, including a manner that increases, within 2000 Incentive Plan aggregate limits, awards to officers and directors. Unless required by applicable law, stockholder approval of amendments will not be required. After the plan terminates, the applicable plan provisions and authority of the Committee will continue as to any then outstanding awards. (This authority includes authority to amend outstanding options or other awards, except as to repricing.)

        Outstanding options generally speaking may be amended (except as to repricing), but the consent of the holder is required if the amendment materially and adversely affects the rights or benefits of the holder.

        Non-Exclusive Plan.    The 2000 Incentive Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

  Registration of Shares Underlying Options.

        All of the shares of common stock issuable under the 2000 Incentive Plan have been or will be registered under the Securities Act of 1933, as amended (the "Securities Act") on registration statements on Form S-8 filed with the SEC. All the shares issuable upon exercise of all new options to be granted pursuant to the offer have been or will be registered under the Securities Act. Unless you are one of our affiliates, you will be able to sell the shares issuable upon exercise of your new options free of any transfer restrictions under applicable U.S. federal securities laws.

  U.S. Federal Income Tax Consequences.

        You should refer to Section 14 below for a discussion of the U.S. federal income tax consequences of the new options and the options tendered for exchange, as well as the consequences of accepting or rejecting the new options under this offer to exchange. If you are a citizen or resident of the United States of America, but are also subject to the tax laws of another country, you should be aware that there might be other tax and other consequences that may apply to you. We strongly recommend that you consult with your own advisors to discuss the consequences to you of the exchange offer.

10.   Information concerning International Rectifier.

        We are a leading designer, manufacturer and marketer of power management products and the leading worldwide supplier of a type of power semiconductor called a MOSFET (a metal oxide semiconductor field effect transistor). Power semiconductors process electricity into a form more usable by electrical products. The technology advancements of power semiconductors increase system efficiency, allow more compact end products, improve features and functionality and extend battery life. Our products are used in a range of end-markets, including information technology, automotive, consumer electronics, aerospace/defense and industrial.

        International Rectifier Corporation ("IR"®) uses its technology, comprehensive experience in power management, and low-cost manufacturing platforms to offer what we believe is one of the industry's most advanced and competitive lines of power management products. Our products are divided among three broad product categories:

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  Analog Integrated Circuits and Advanced Circuit Devices.    Our Analog Integrated Circuits, or Analog ICs, are semiconductors that integrate logic and power management functions on the same chip to optimize system performance. Advanced Circuit Devices are chipsets, multichip modules and other advanced-performance devices that generally address power management requirements in demanding applications. These products are value-added or are provided under reduced competition due to their technological content or our customer relationship. Our Analog ICs and Advanced Circuit Devices provide application-specific power management solutions for computers, servers and routers, consumer electronics, automotive systems, home appliances and other motor-control appliances, aircraft and satellites, defense electronic systems, and wireless and wireline communication devices.

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  Power Systems.    Power Systems combine power semiconductors with other power management components in modules that improve power efficiency, provide a cost-effective alternative to custom analog designs and enable customers to introduce new products more quickly. We supply Power Systems for automotive electronics (including electric fan control, electric power steering and integrated starter/alternator motors), other motor control applications (including home appliances and industrial refrigeration and air conditioning), and commercial and military aircraft.

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  Power Components.    Power Components are discrete devices used in general power management applications. These include some power MOSFETs and insulated gate bipolar transistors (IGBTs), rectifiers, diodes and thyristors. Power MOSFETs and IGBTs rapidly and efficiently switch electricity on and off in order to supply power in a form that can be formatted to the specific requirements of a circuit. Our Power Components are used in virtually all our end markets.

        International Rectifier Corporation was founded as a California corporation in 1947 and reincorporated in Delaware in 1979. Our common stock has traded on the New York Stock Exchange under the symbol "IRF" since 1962. Our principal executive offices are located at 233 Kansas Street, El Segundo, California 90245 and our telephone number is (310) 726-8000. Our internet address is www.irf.com. Information contained on our website does not constitute a part of the offer. For additional information regarding International Rectifier, you should also review the materials that International Rectifier has filed with the SEC and has listed in Section 17.

11.   Interests of directors and officers; transactions and arrangements concerning the options.

        The table below sets forth the beneficial ownership of each of our executive officers and directors of options outstanding under the 2000 Incentive Plan, as amended and restated, the 1997 Employee Stock Incentive Plan and our Amended and Restated Stock Incentive Plan of 1992 as of December 30, 2004. The percentages in the table below are based on the total number of outstanding options under the 2000 Incentive Plan, the 1997 Employee Stock Incentive Plan and our Amended and Restated Stock Incentive Plan of 1992 to purchase stock, which is 15,428,379 as of December 30, 2004. The executive officers and directors noted on the table are not eligible to participate in the offer to exchange.

Name	Position and Offices Held	Number of Shares Covered by Outstanding Options Granted under the Eligible Plans	Percentage of Total Outstanding Options Under the Eligible Plans %
Eric Lidow	Chairman of the Board of Directors	1,112,000	7.2
Alexander Lidow	Chief Executive Officer and Director	1,229,000	8.0
Michael P. McGee	Executive Vice President and Chief Financial Officer	469,366	3.0
Robert Grant	Executive Vice President, Global Sales and Corporate Marketing	112,000	0.7
Walter T. Lifsey	Executive Vice President, Operations	686,816	4.5
Donald R. Dancer	Vice President, Secretary and General Counsel	349,166	2.3
Jack O. Vance	Director	85,500	0.6
Rochus E. Vogt	Director	85,500	0.6
James D. Plummer	Director	65,500	0.4
Minoru Matsuda	Director	65,500	0.4
Robert S. Attiyeh	Director	45,500	0.3

        Except as described below, neither we, nor, to the best of our knowledge, any of our directors or executive officers, nor any affiliates of ours, engaged in transactions involving options to purchase our common stock under the plans, or in transactions involving our common stock during the past 60 days before and including January 3, 2005:

        Eric Lidow, the Chairman of our Board engaged in the following transactions under his Rule 10b5-1 selling plan dated February 3, 2004:

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  on November 2, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $40.58 per share;

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  on November 11, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $40.92 per share;

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  on November 15, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $42.80 per share;

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  on November 23, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $43.30 per share;

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  on December 3, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $45.32 per share;

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  on December 8, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $42.75 per share;

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  on December 13, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $42.25 per share;

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  on December 21, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $42.41 per share; and

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  on December 29, 2004, he exercised an option to purchase 3,000 shares at an exercise price of $11.8125 per share, and sold the 3,000 shares acquired, at $44.30 per share.

        In addition, on November 19, 2004, Eric Lidow made a gift of an aggregate of 4,470 shares of our common stock, including a gift of 1,528 shares to members of his family, including 510 shares to Alexander Lidow, his son.

        Alexander Lidow, our Chief Executive Officer and a director engaged in the following transactions under his Rule 10b5-1 selling plan, dated February 3, 2004:

  •
  On November 1, 2004, he exercised an option to purchase 4,000 shares at $11.8125 per share, and sold the 4,000 shares acquired, at $40.13 per share;

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  On November 10, 2004, he exercised an option to purchase 4,000 shares at $11.8125 per share, and sold 1,000 of the shares acquired, at $40.04 per share, and the remaining 3,000 of the shares acquired, at $39.81 per share;

        Alexander Lidow also engaged in the following transactions under his Rule 10b5-1 selling plan, dated November 12, 2004:

  •
  On December 6, 2004, he exercised an option to purchase 5,000 shares at $11.8125 per share, and sold 1,900 of the shares acquired, at $45.08 per share, and the remaining 3,100 of the shares acquired, at $44.59 per share;

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  On December 15, 2004, he exercised an option to purchase 4,000 shares at $11.8125 per share, and sold the 4,000 shares acquired, at $43.38 per share;

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  On December 21, 2004, he exercised an option to purchase 4,000 shares at $11.8125 per share, and sold the 4,000 shares acquired, at $42.41 per share; and

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  On December 27, 2004, he exercised an option to purchase 4,000 shares at $11.8125 per share, and sold the 4,000 shares acquired, at $43.21 per share.

        On November 12, 2004, Michael P. McGee, our Executive Vice President and Chief Financial Officer, engaged in the following transactions:

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  He exercised an option to purchase 8,000 shares of our common stock at an exercise price of $19.8750 per share, and sold the 8,000 shares acquired, at $40.55 per share;

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  He exercised an option to purchase 5,000 shares of our common stock at an exercise price of $14.125 per share, and sold the 5,000 shares acquired, at $40.55 per share;

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  He exercised an option to purchase 30,000 shares of our common stock at an exercise price of $21.25 per share and sold the 30,000 shares acquired, at $40.55 per share;

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  He exercised an option to purchase 35,000 shares of our common stock at an exercise price of $7.75 per share, and sold the 35,000 shares acquired, at $40.55 per share; and

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  He exercised an option to purchase 18,000 shares of our common stock at an exercise price of $14.125 per share, and sold the 18,000 shares acquired, at $40.55 per share.

        Robert Grant, our Executive Vice President, Global Sales and Corporate Marketing engaged in the following transactions under his Rule 10b5-1 selling plan, dated November 12, 2004:

  •
  On November 29, 2004, he exercised an option to purchase 2,500 shares at $11.8125 per share, and sold the 2,500 shares acquired, at $43.27 per share;

  •
  On December 8, 2004, he exercised an option to purchase 1,500 shares at $11.8125 per share, and sold the 1,500 shares acquired, at $42.73 per share;

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  On December 8, 2004, he exercised an option to purchase 1,000 shares at $6.00 per share, and sold the 1,000 shares acquired, at $42.73 per share;

  •
  On December 14, 2004, he exercised an option to purchase 2,500 shares at $6.00 per share and sold the 2,500 shares acquired, at $43.13 per share;

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  On December 21, 2004, he exercised an option to purchase 2,500 shares at $6.00 per share, and sold the 2,500 shares acquired, at $42.40 per share; and

  •
  On December 29, 2004, he exercised an option to purchase 2,500 shares at $6.00 per share, and sold the 2,500 shares acquired, at $44.31 per share.

        On November 4, 2004, Walter T. Lifsey, our Executive Vice President, Operations, sold 918 shares at $39.48 per share and exercised an option to purchase 3,000 shares of our common stock at an exercise price of $10.25 per share, and sold the following shares acquired from the exercise of such option for the following price per share:

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  1,800 shares at $39.48 per share;

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  600 shares at $39.53 per share; and

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  600 shares at $39.50 per share.

        On November 4, 2004, James D. Plummer, one of our non-employee directors exercised an option to purchase 5,000 shares of our common stock at an exercise price of $11.875 per share and an option to purchase 20,000 shares of our common stock at an exercise price of $33.875 per share, and sold the 22,500 shares acquired from the exercise of such options for $39.58. Mr. Plummer has not sold the remaining 2,500 shares acquired from the exercise on the options.

        On November 5, 2004, Minoru Matsuda, one of our non-employee directors, exercised an option to purchase 15,000 shares of our common stock at an exercise price of $33.88 per share and sold the 15,000 shares acquired from the exercise of such option at $40.16 per share.

12.   Status of options acquired by us in the offer; accounting consequences of the offer.

        Options that we acquire through the offer that were granted under the 1997 Employee Stock Incentive Plan or the Amended and Restated Stock Incentive Plan of 1992 will be cancelled and the shares subject to those options will be returned to the pool of shares available for grants of new options under the 2000 Incentive Plan in connection with this exchange offer, but will not be available for grants of any other options under the 2000 Incentive Plan.

        If we were to grant the new options under a traditional stock option repricing, in which an employee's current options would be immediately repriced, or on any date that is earlier than six months and one day after the cancellation date, or if we were to allow options that were granted within six months and one day prior to the commencement of the offer to be tendered, we would be required for financial reporting purposes to treat the new options as variable awards. This means that we would be required to record the non-cash accounting impact of increases in our stock price as a compensation expense for the new options issued under this offer. We would have to continue this variable accounting for these new options until they were exercised, forfeited or terminated. The higher the market value of our shares, the greater the compensation expense we would have to record. By deferring the grant of the new options for at least six months and one day, we believe that we will not have to treat the new options as variable awards and will avoid these accounting charges. As a result, we believe that we will not incur any compensation expense solely as a result of the transactions contemplated by the offer.

13.   Legal matters; regulatory approvals.

        We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our exchange of eligible options and issuance of new options as contemplated by the offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, of any New York Stock Exchange listing requirements that would be required for the exchange of options as contemplated herein. Should any additional approval or other action be required, we presently contemplate that we will seek such approval or take such other action. We cannot assure you that any such approval or other action, if needed, could be obtained or what the conditions imposed in connection with such approvals would entail or whether the failure to obtain any such approval or other action would result in adverse consequences to our business. Our obligation under the offer to accept tendered options for exchange and to issue new options for exchanged options is subject to the conditions described in Section 7 of this offer to exchange.

        If we are prohibited by applicable laws or regulations from granting new options or required to obtain a license or regulatory permit or make any other filing before granting new options on the new option grant date, which is expected to be [August 24, 2005], we will not grant any new options, unless we obtain the necessary license or make the requisite filing. We are unaware of any such prohibition at this time that cannot be satisfied by obtaining a license or permit or making a filing, and we will use reasonable efforts to effect the grant, but if the grant is prohibited on the new option grant date you will not receive a grant of new options, the return of cancelled options or any other consideration or payment in exchange for your cancelled options.

14.   Material U.S. federal income tax consequences.

        The following is a general summary of the material U.S. federal income tax consequences of the exchange of options pursuant to the offer for those employees subject to U.S. federal income tax. This discussion is based on the Internal Revenue Code, its legislative history, Treasury Regulations thereunder and administrative and judicial interpretations as of the date of the offer, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant to you in light of your particular circumstances, nor is it intended to be applicable in all respect to all categories of option holders. If you are a subject to taxation in countries other than the United States, whether by reason of nationality, residence or otherwise, you should be aware that there might be other tax and social insurance consequences that may apply to you. We strongly recommend that you consult with you own advisors to discuss the consequences to you of this transaction.

        We believe that if you exchange your eligible options for new options, you should not be required under current law to recognize income for U.S. federal income tax purposes at the time of the exchange or when the new options are granted. We believe that the exchange will be treated as a non-taxable exchange of the existing nonqualified stock options for new nonqualified stock options. "Nonqualified stock options" are stock options that do not satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, to be considered incentive stock options.

        The new stock options will be subject to the same tax treatment upon exercise as would have applied to the exchanged options. Under current law, when you exercise a nonqualified option, the difference between the exercise price of the option and the fair market value of the shares subject to the option on the date of exercise will be treated as compensation income to you. We will be entitled to a deduction equal to the amount of compensation income taxable to you. If you were an employee at the time of the grant of the option, any income recognized upon exercise of the option will constitute wages for which withholding will be required.

        If you exchanged shares in payment of part or all of the exercise price of a nonqualified stock option, no gain or loss will be recognized with respect to the shares exchanged, and you will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a nontaxable exchange. The tax basis of the shares exchanged will be treated as the substituted basis for an equivalent number of shares received, and the new shares will be treated as having been held for the same holding period as the holding period with respect to the transferred shares. The difference between the aggregate exercise price and the aggregate fair market value of the shares received pursuant to the exercise of the option will be taxed as ordinary income, just as if you have paid the exercise price in cash.

        The subsequent sale of the shares acquired pursuant to the exercise of a nonqualified stock option generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for the shares plus the ordinary income recognized with respect to the shares, and these capital gains or losses will be treated as long term capital gains or losses if you held the shares (or were treated as holding the shares) for more than one year. Under current law, long-term capital gains are generally taxable at a maximum rate of 15% if certain requirements are satisfied, and short-term capital gains and ordinary income are generally taxable at a maximum rate of 35%.

        We recommend that you consult your own tax advisor with respect to the federal, state and local tax consequences of participating in the offer, and any foreign tax laws that may apply to you.

        We recommend that you consult your own tax or other legal advisor to discuss the tax, social insurance and other consequences.

15.   Extension of offer; termination; amendment.

        We expressly reserve the right, in our discretion, at any time and regardless of whether or not any event listed in Section 7 of this offer to exchange has occurred or is deemed by us to have occurred, to extend the period of time during which the offer is open and delay the acceptance for exchange of any options. If we elect to extend the period of time during which the exchange offer is open, we will give you oral or written notice of the extension and delay, as described below. If we extend the expiration date, we will also extend your right to withdraw tenders of eligible options until such extended expiration date. In the case of an extension, we will issue a press release or other public announcement no later than 9:00 a.m., Eastern Time, on the next business day after the previously scheduled expiration date.

        We also expressly reserve the right, in our reasonable judgment, before the expiration date to terminate or amend the offer and to postpone our acceptance and cancellation of any options elected to be exchanged if any of the events listed in Section 7 of this offer to exchange occurs, by giving oral or written notice of the termination or postponement to you or by making a public announcement of the termination. Our reservation of the right to delay our acceptance and cancellation of options elected to be exchanged is limited by Rule 13e-4(f)(5) under the Exchange Act which requires that we must pay the consideration offered or return the options promptly after termination or withdrawal of a tender offer.

        Subject to compliance with applicable law, we further reserve the right, in our discretion, and regardless of whether any event listed in Section 7 of this offer to exchange has occurred or is deemed by us to have occurred, to amend the offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in the offer to option holders or by decreasing or increasing the number of options being sought in the offer.

        The minimum period during which the offer will remain open following material changes in the terms of the offer or in the information concerning the offer, other than a change in the consideration being offered by us, will depend on the facts and circumstances of such change, including the relative materiality of the terms or information changes. If we modify: (i) the number of eligible options being sought in the offer or (ii) the consideration being offered by us for the eligible options in the offer, the offer will remain open for at least ten (10) business days from the date of notice of such modification.

        If any term of the offer is amended in a manner that we determine constitutes a material change adversely affecting any holder of eligible options, we will promptly disclose the amendments in a manner reasonably calculated to inform holders of eligible options of such amendment, and we will extend the offer's period so that at least five (5) business days, or such longer period as may be required by the tender offer rules, remain after such change.

        For purposes of the offer, a "business day" means any day other than a Saturday, Sunday or a U.S. federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Eastern Time.

16.   Fees and expenses.

        We will not pay any fees or commissions to any broker, dealer or other person for soliciting options to be exchanged through this offer.

17.   Additional information.

        This offer to exchange is part of a Tender Offer Statement on Schedule TO that we have filed with the SEC. This offer to exchange does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials that we have filed with the SEC before making a decision as to whether to elect to exchange your options:

          1.     Our Annual Report on Form 10-K for our fiscal year ended June 30, 2004, filed with the SEC on September 17, 2004;

          2.     Our Quarterly Report on Form 10-Q for our fiscal quarter ended September 30, 2004, filed with the SEC on November 12, 2004;

          3.     Our definitive proxy statement on Schedule 14A for our 2004 annual meeting of stockholders, as amended, filed with the SEC on October 18, 2004 and November 12, 2004;

          4.     Our Current Reports on Form 8-K dated November 22, 2004 and November 24, 2004;

          5.     The description of the common stock in our Registration Statement on Form 8-A filed with the SEC on June 17, 1985 under Section 12(g) of the Exchange Act; and

          6.     The description of the preferred share purchase rights in our Registration on Form 8-A filed with the SEC on August 21, 1996 under Section 12(g) of the Exchange Act.

          7.     All documents subsequently filed as with the SEC, between the date of this offer to exchange and the expiration date. These include periodic reports, such as quarterly reports on Form 10-Q and current reports on Form 8-K.

        The SEC file number for these filings is 001-07935. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at www.sec.gov.

        Each person to whom a copy of this offer to exchange is delivered may obtain a copy of any or all of the documents to which we have referred you, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents, at no cost, by contacting a Customer Service Representative at Mellon Investor Services, Monday through Friday, between the hours of 9:00 a.m. to 6:00 p.m. Eastern Time, telephone number (888) 261-6784 from within the U.S. and (201) 296-4219 from outside the U.S. (there will be no charge to the caller).

        As you read the documents listed above, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this offer to exchange, you should rely on the statements made in the most recent document.

        The information about us contained in this offer to exchange should be read together with the information contained in the documents to which we have referred you, in making your decision as to whether or not to participate in this offer.

18.   Financial statements.

        Our summary financial information for the fiscal year ended June 30, 2004 and the fiscal quarter ended September 30, 2004 is attached as Schedule B to this offer to exchange. The financial information included under Part II, Item 8 on pages 40 to 70 in our Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and under Part I, Item 1 on pages 3 to 29 in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004 is incorporated herein by reference and is available for review on the SEC's website at www.sec.gov and on our website at www.irf.com. These documents may also be inspected at, and copies may be obtained from, the same places and in the same manner as set forth in Section 17 above.

        The book value of each share of common stock of International Rectifier as of September 30, 2004, was $18.61. The ratio of earnings to fixed charges for International Rectifier was 6.87 for the fiscal year ended June 30, 2004, and 9.20 and 5.43 for the three months ended September 30, 2004 and 2003, respectively. Earnings were insufficient to cover fixed charges by $127.2 million for the fiscal year ended June 30, 2003.

19.   Miscellaneous.

        We are not aware of any jurisdiction where the making of the exchange offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the offer is not in compliance with any valid applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the offer will not be made to, nor will options be accepted from the option holders residing in such jurisdiction.

        We have not authorized any person to make any recommendation on our behalf as to whether you should elect to exchange your options through the offer. You should rely only on the information in this document or any other document to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the offer other than the information and representations contained in this document or any other document to which we have referred you. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.

                      International Rectifier Corporation

[January 28, 2005]

SCHEDULE A

INFORMATION CONCERNING THE EXECUTIVE OFFICERS
AND DIRECTORS OF INTERNATIONAL RECTIFIER CORPORATION

        The executive officers and directors of International Rectifier Corporation and their positions and offices as of January 3, 2005, are set forth in the following table:

Name	Position and Offices Held
Eric Lidow	Chairman of the Board of Directors
Alexander Lidow	Chief Executive Officer and Director
Michael P. McGee	Executive Vice President and Chief Financial Officer
Robert Grant	Executive Vice President, Global Sales and Corporate Marketing
Walter T. Lifsey	Executive Vice President, Operations
Donald R. Dancer	Vice President, Secretary and General Counsel
Jack O. Vance	Director
Rochus E. Vogt	Director
James D. Plummer	Director
Minoru Matsuda	Director
Robert S. Attiyeh	Director

        The address of each executive officer and director is: c/o International Rectifier Corporation, 233 Kansas Street, El Segundo, California 90245.

        The directors and executive officers listed on this Schedule A are not eligible to participate in this option exchange program.

A-1

SCHEDULE B

SUMMARY FINANCIAL INFORMATION
OF INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES

        The following table sets forth summary historical consolidated financial information of International Rectifier Corporation and subsidiaries. The historical financial information has been derived from our consolidated financial statements included in our Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q for the periods specified:

Summary Financial Information

	June 30, 2003	June 30, 2004	September 30, 2004
	(Amounts in thousands, except per share data)
			(unaudited)
Balance Sheet
Current assets	$874,839	$953,210	$989,485
Non-current assets	947,013	1,063,796	1,066,809
Total assets	1,821,852	2,017,006	2,056,294
Current Liabilities	211,733	215,036	227,222
Stockholders' equity	1,012,239	1,204,212	1,239,704
Total liabilities and stockholders' equity	1,821,852	2,017,006	2,056,294
Book value per share	15.77	18.15	18.61
	Fiscal year ended June 30		Three months ended September 30
	2003	2004	2003	2004
	(Amounts in thousands, except per share data)
			(unaudited)
Statement of Operations
Revenues	$864,443	$1,060,500	$234,129	$312,225
Gross Profit	287,810	411,094	84,144	133,437
Income (loss) before income taxes	(126,198)	118,284	22,014	51,845
Net income (loss)	(89,639)	89,770	16,731	37,580
Net income (loss) per share
Basic	(1.40)	1.37	0.26	0.56
Diluted	(1.40)	1.31	0.25	0.53
Ratio of earnings to fixed charges(1)	[ — ] (2)	6.87	5.43	9.20

(1)
For purposes of calculating the ratio, earnings consist of earnings (loss) before income taxes and before fixed charges. Fixed charges consist of interest expense, capitalized interest and a portion of rental expenses deemed a reasonable approximation of the interest factor.

(2)
Earnings were insufficient to cover fixed charges by $127.2 million for the fiscal year ended June 30, 2003.

B-1

QuickLinks

Offer to Exchange Certain Outstanding Options for New Options
TABLE OF CONTENTS
SUMMARY TERM SHEET
General Questions About The Offer
Eligibility
Specific Questions About The Cancelled Options
Specific Questions About The New Options
Procedures For Participating In The Offer
RISKS OF PARTICIPATING IN THE OFFER
Economic Risks
Tax Related Risks for U.S. Tax Residents
Business Related Risks
THE OFFER
SCHEDULE A INFORMATION CONCERNING THE EXECUTIVE OFFICERS AND DIRECTORS OF INTERNATIONAL RECTIFIER CORPORATION
SCHEDULE B SUMMARY FINANCIAL INFORMATION OF INTERNATIONAL RECTIFIER CORPORATION AND SUBSIDIARIES